Exhibit 10.3

FORM OF EMPLOYEE MATTERS AGREEMENT

between

WESTERN DIGITAL CORPORATION

and

SANDISK CORPORATION

dated as of

[•], 2024

i

ii

Schedules

Schedule 1.1	Excluded Employees
Schedule 1.2	Spinco Employees
Schedule 3.2(b)	Transferor WDC Non-U.S. Savings Plans
Schedule 3.2(c)	Transferred WDC Non-U.S. Savings Plans
Schedule 4.1(b)	Retained Welfare Plans
Schedule 4.1(c)	Rollover Welfare Plans
Schedule 7.6	Additional Matters

iii

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of [•], is between Western Digital Corporation, a Delaware corporation (“WDC”), and Sandisk Corporation, a Delaware corporation and wholly owned Subsidiary of WDC (“Spinco”) (each a “Party” and together, the “Parties”).

R E C I T A L S:

WHEREAS, WDC, directly and indirectly through its wholly owned Subsidiaries, is engaged in the Flash Business;

WHEREAS, the Board of Directors of WDC (the “WDC Board”) has determined that it is advisable and in the best interests of WDC and WDC’s stockholders to separate the Flash Business from the other businesses of WDC and to divest the Flash Business in the manner contemplated by the Separation and Distribution Agreement, dated as of the date of this Agreement (the “Separation Agreement”), by and among WDC and Spinco; and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee matters and employee compensation and benefit plans and programs between them and to address certain other employment-related matters; provided that, following, and as a result of, the Internal Restructuring and the Spinco Contribution, including the separation of employees and employment-related Assets, it is intended that Spinco, through its wholly owned subsidiaries, will be able to operate and conduct the Flash Business on a standalone basis with sufficient employees.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Separation Agreement, and the following terms shall have the following meanings:

“Action” has the meaning set forth in the Separation Agreement.

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” has the meaning set forth in the Separation Agreement.

“Applicable Exchange” means the securities exchange as may at the applicable time be the principal market for shares of Spinco Common Stock or shares of WDC Common Stock, as applicable.

“Assets” has the meaning set forth in the Separation Agreement.

“Automatic Transfer Employee” means each Automatic Transfer Spinco Employee and each Automatic Transfer WDC Employee.

“Automatic Transfer Spinco Employee” means any Spinco Employee, where local employment Laws, including but not limited to the Transfer Regulations, provide for an automatic transfer of such employee to Spinco or any member of the Spinco Group by operation of Law upon the transfer of a business and such business transfer occurs as a result of the transactions contemplated by the Separation Agreement.

“Automatic Transfer WDC Employee” means any WDC Employee, where local employment Laws, including but not limited to the Transfer Regulations, provide for an automatic transfer of such employee to WDC or any member of the WDC Group by operation of Law upon the transfer of a business and such business transfer occurs as a result of the transactions contemplated by the Separation Agreement.

“Benefit Arrangement” means, with respect to an entity, each Employee Benefit Plan that is sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or in which it participates), and excluding workers’ compensation plans, policies, programs and arrangements.

“Business Day” has the meaning set forth in the Separation Agreement. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means all agreements with the collective bargaining representative, employee representative, labor or trade union, labor or management organization, or works council or similar representative bodies of Spinco Employees including all national or sector specific collective agreements which are applicable to Spinco Employees, in each case in effect immediately prior to the Separation Time that set forth terms and conditions of employment of Spinco Employees, and all modifications of, or amendments to, such agreements and any rules, procedures, awards or decisions of Governmental Authority interpreting or applying such agreements.

“Confidential Information” has the meaning set forth in the Separation Agreement.

“Consents” has the meaning set forth in the Separation Agreement.

“Continuation Period” has the meaning set forth in Section 2.14.

“Contract” has the meaning set forth in the Separation Agreement.

“Delayed Transfer Spinco Employee” means (A) each Spinco Employee who is not able to work because of a serious condition and is receiving long-term disability income replacement benefits from a member of the WDC Group under a WDC Benefit Arrangement; provided, that in no event shall any Automatic Transfer Spinco Employee, or any Non-Automatic Transfer Spinco Employee in the jurisdictions where the transfer of employment is by way of employer substitution, in each case of this clause (y) whose employment transfers to Spinco as of or prior to the Separation Date by operation of applicable Law, be deemed to be a Delayed Transfer Spinco Employee, (B) each Spinco Employee employed in a jurisdiction in which a Spinco Sub capable of serving as the employing entity (including by having set up the operational functions required to employ Spinco Employees in such jurisdiction on the terms contemplated by this Agreement) of such Spinco Employee is unable to be established on or prior to the Separation Date, or (C) each Spinco Employee with respect to whom WDC reasonably believes that it is necessary to delay the transfer for immigration purposes; provided, that an Automatic Transfer Spinco Employee will only be a Delayed Transfer Spinco Employee under clause (B) or (C) above to the extent that applicable Law permits a delay in the transfer of such Automatic Transfer Spinco Employee in such circumstance.

“Delayed Transfer WDC Employee” means (A) each WDC Employee who is not able to work because of a serious condition and is receiving long-term disability income replacement benefits from a member of the Spinco Group under a Spinco Benefit Arrangement; provided, that in no event shall any Automatic Transfer WDC Employee, or any Non-Automatic Transfer WDC Employee in the jurisdictions where the transfer of employment is by way of employer substitution, in each case of this clause (y) whose employment transfers to WDC as of or prior to the Separation Date by operation of applicable Law, be deemed to be a Delayed Transfer WDC Employee, (B) each WDC Employee employed in a jurisdiction in which a Subsidiary of WDC capable of serving as the employing entity (including by having set up the operational functions required to employ WDC Employees in such jurisdiction on the terms contemplated by this Agreement) of such WDC Employee is unable to be established on or prior to the Separation Date, or (C) each WDC Employee with respect to whom Spinco reasonably believes that it is necessary to delay the transfer for immigration purposes; provided, that an Automatic Transfer WDC Employee will only be a Delayed Transfer WDC Employee under clause (B) or (C) above to the extent that applicable Law permits a delay in the transfer of such Automatic Transfer WDC Employee in such circumstance.

“Distribution” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Dual-Service Director” means any individual who is a non-employee member of each of the Spinco Board and the WDC Board as of the Separation Time.

“Employee Benefit Plan” means each: (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), (ii) employment, individual independent contractor, termination, severance, change in control, salary continuation, transaction bonus, retention or other contract or agreement, and (iii) other plan, program, policy, practice, agreement or other arrangement relating to pension, retirement, supplemental retirement, profit-sharing, bonus, incentive compensation, equity or equity-based compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, restricted stock, severance, supplemental unemployment, welfare, hospitalization or other medical, life, or other insurance, long or short term disability, fringe benefit or any other similar compensation or employee benefits, in each case, whether written or unwritten other than a plan, program, policy, practice, agreement or other arrangement maintained, or required to be maintained or contributed to, by any Governmental Authority.

“Employee Representative” means any works council, employee representative, labor or trade union, labor or management organization, group of employees or similar representative body for Spinco Employees.

“Employment Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Employment Tax) permitted or required to be supplied to, or filed with, a taxing authority in connection with the determination, assessment or collection of any Employment Tax or the administration of any laws, regulations or administrative requirements relating to any Employment Tax (whether or not a payment is required to be made with respect to such filing).

“Employment Taxes” means any federal, state, local or foreign Taxes, charges, fees, duties, levies, imposts, rates, social security contributions or other assessments or obligations, in each case in the nature of a Tax, imposed on, due or asserted to be due from (i) employees or deemed employees of the WDC Group or employees or deemed employees of the Spinco Group or (ii) the WDC Group or the Spinco Group as employers or deemed employers of such employees, including employers’ and employees’ portions of Federal Insurance Contributions Act Taxes, employers’ Federal Unemployment Tax Act taxes and state and local unemployment insurance taxes, and employers’ withholding, reporting and remitting obligations with respect to any such Taxes or employees’ federal, state and local income taxes that are imposed on or due from employees or deemed employees of the WDC Group or the Spinco Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in the Separation Agreement.

“Excluded Jurisdiction” means each of China, Israel, Malaysia, the Philippines and Thailand.

“Excluded Liabilities” has the meaning set forth in the Separation Agreement.

“Exercise Date” has the meaning set forth in the WDC ESPP.

“Exercise Period” has the meaning set forth in the WDC ESPP.

“Flash Business” has the meaning set forth in the Separation Agreement.

“Flash Liabilities” has the meaning set forth in the Separation Agreement.

“Former Spinco Employee” means any former employee of the Spinco Group as of the Separation Time (other than a WDC Employee).

“Former WDC Director” means any individual who is a former non-employee member of the WDC Board as of the Separation Time (other than a Spinco Director).

“Former WDC Employee” means any former employee of the WDC Group as of the Separation Time (other than a Spinco Employee).

“Governmental Authority” has the meaning set forth in the Separation Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Information” has the meaning set forth in the Separation Agreement.

“Intellectual Property Rights” has the meaning set forth in the Separation Agreement.

“Internal Restructuring” has the meaning set forth in the Separation Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Law” has the meaning set forth in the Separation Agreement.

“Liabilities” has the meaning set forth in the Separation Agreement.

“Losses” has the meaning set forth in the Separation Agreement.

“Mid-Year Cash Incentives” has the meaning set forth in Section 7.4(a).

“Non-Automatic Transfer Employee” means each Non-Automatic Transfer Spinco Employee and each Non-Automatic Transfer WDC Employee.

“Non-Automatic Transfer Spinco Employees” means any Spinco Employee who is not an Automatic Transfer Spinco Employee.

“Non-Automatic Transfer WDC Employees” means any WDC Employee who is not an Automatic Transfer WDC Employee.

“Non-Transferred Spinco Employee” means each Spinco Employee who fails to transfer employment to Spinco or a member of the Spinco Group as of the Separation Date or such later date as provided for under this Agreement, and such failure to transfer employment is not the result of any act or omission by Spinco or a member of the Spinco Group, including Spinco’s or a member of the Spinco Group’s failure to comply with the terms of this Agreement.

“Non-Transferred WDC Employee” means each WDC Employee who fails to transfer employment to WDC or a member of the WDC Group as of the Separation Date or such later date as provided for under this Agreement, and such failure to transfer employment is not the result of any act or omission by WDC or a member of the WDC Group, including WDC’s or a member of the WDC Group’s failure to comply with the terms of this Agreement.

“Offering Period” has the meaning set forth in the WDC ESPP.

“Participating Company” means WDC or any Person (other than an individual) participating in a WDC Benefit Arrangement.

“Party” or “Parties” has the meaning set forth in the preamble.

“Performance Stock Unit” has the meaning set forth under the WDC Equity Incentive Plans.

“Person” has the meaning set forth in the Separation Agreement.

“Post-Separation Spinco Stock Value” means the simple average of the closing trading price per-share of Spinco Common Stock trading on the Applicable Exchange during each of the first five (5) full Trading Sessions, commencing with the first Trading Session following the Distribution Date, rounded to two (2) decimal places.

“Post-Separation WDC Converted PSU Award” means a WDC PSU Award converted into a time-based restricted stock unit award and adjusted by WDC effective as of the Separation Time in accordance with Section 6.2(b). A Post-Separation WDC Converted PSU Award is a time-based restricted stock unit award as of and after the Separation Time.

“Post-Separation WDC DSU Award” means a WDC DSU Award adjusted by WDC effective as of the Separation Time in accordance with Section 6.3.

“Post-Separation WDC Equity Awards” means Post-Separation WDC Converted PSU Awards, Post-Separation WDC DSU Awards, Post-Separation WDC PSU Awards, and Post-Separation WDC RSU Awards, collectively.

“Post-Separation WDC PSU Award” means a WDC PSU Award adjusted by WDC effective as of the Separation Time in accordance with Section 6.2(a).

“Post-Separation WDC RSU Award” means a WDC RSU Award adjusted by WDC effective as of the Separation Time in accordance with Section 6.1.

“Post-Separation WDC Stock Value” means the simple average of the closing trading price per-share of WDC Common Stock trading on the Applicable Exchange during each of the first five (5) full Trading Sessions, commencing with the first Trading Session following the Distribution Date, rounded to two (2) decimal places.

“Pre-Separation WDC Stock Value” shall mean the closing per-share price of WDC Common Stock trading “regular way with due bills” on the Applicable Exchange on the Trading Session immediately prior to the Distribution Date, rounded to two (2) decimal places.

“Privacy Laws” means the following legislation to the extent applicable from time to time: (a) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679) (the “GDPR”) and any national law supplementing the GDPR; (c) the UK General Data Protection Regulation as defined by the Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019 (the “UK GDPR”); (d) the California Consumer Privacy Act 2020, Cal. Civ. Code § 1798.100, et seq., (together with any regulations relating thereto) (“CCPA”); and (e) any other data protection or privacy laws, regulations, or regulatory requirements applicable to the processing of personal data (as amended and/or replaced from time to time).

“Privilege” has the meaning set forth in the Separation Agreement.

“Reimbursement” has the meaning set forth in Section 2.2(d).

“Reimbursing Party” has the meaning set forth in Section 2.2(d).

“Remaining Cash Incentives” has the meaning set forth in Section 7.4(C).

“Requesting Party” has the meaning set forth in Section 2.2(d).

“Restricted Stock Unit” has the meaning set forth under the WDC Equity Incentive Plans.

“Retained Welfare Plan” has the meaning set forth in Section 4.1(b).

“Rollover Welfare Plan” has the meaning set forth in Section 4.1(c).

“Separation” has the meaning set forth in the Separation Agreement.

“Separation Agreement” has the meaning set forth in the recitals.

“Separation Date” has the meaning set forth in the Separation Agreement.

“Separation Time” has the meaning set forth in the Separation Agreement.

“Spinco” has the meaning set forth in the preamble.

“Spinco 401(k) Plan” has the meaning set forth in Section 3.1(b).

“Spinco Benefit Arrangement” means any Benefit Arrangement sponsored, maintained or contributed to, or required to be maintained or contributed to, by any member of the Spinco Group effective prior to, as of or following the Separation Time.

“Spinco Board” means the Board of Directors of Spinco.

“Spinco Cash Incentive Plans” has the meaning set forth in Section 7.4(e).

“Spinco Change in Control” has the meaning set forth in Section 6.5(a).

“Spinco Common Stock” means the issued and outstanding shares of common stock, par value $0.01 per share, of Spinco.

“Spinco Contribution” has the meaning set forth in the Separation Agreement.

“Spinco Converted PSU Award” means a WDC PSU Award converted into a time-based restricted stock unit award, assumed, and adjusted by Spinco effective as of the Separation Time in accordance with Section 6.2. A Spinco Converted PSU Award is a time-based restricted stock unit award as of and after the Separation Time.

“Spinco Delayed Transfer Date” means (A) the date that a Delayed Transfer Spinco Employee (within the meaning of clause (A) thereof) returns to active service; provided that such Delayed Transfer Spinco Employee will become a Spinco Employee only if and when such Delayed Transfer Spinco Employee returns to active service for any member of the WDC Group within six (6) months following the Distribution Date or such longer period as required by Law or otherwise agreed to in writing by the Parties; (B) the date a Spinco Sub capable of serving as the employing entity of a Delayed Transfer Spinco Employee (within the meaning of clause (B) thereof) is established in the applicable jurisdiction or such Delayed Transfer Spinco Employee is otherwise able to be transferred to a member of the Spinco Group in accordance with applicable Law; provided that the Parties agree to cooperate to establish any such Spinco Sub as soon as reasonably practicable following the Separation Time; or (C) the date that a Delayed Transfer Spinco Employee (within the meaning of clause (C) thereof) has obtained the appropriate visa or work authorization to commence employment; provided that such Delayed Transfer Spinco Employee will become a Spinco Employee only if and when such Delayed Transfer Spinco Employee is authorized to commence employment for any member of the Spinco Group within six (6) months following the Distribution Date or such longer period as required by Law or otherwise agreed to in writing by the Parties.

“Spinco Director” means any individual who is a non-employee member of the Spinco Board as of the Separation Time, other than a Dual-Service Director.

“Spinco Employee” means, except for the excluded employees set forth on Schedule 1.1 attached hereto, each employee of any member of the WDC Group or the Spinco Group who is set forth on Schedule 1.2 attached hereto. The employees set forth on Schedule 1.2 shall be those employees who are either (A) exclusively or primarily engaged in the Flash Business or (B) necessary for the ongoing operation of the Flash Business following the Separation Date, in each case, regardless of whether any such employee (x) is actively at work as of the Separation Date or (y) is not actively at work as of the Separation Date as a result of disability or illness, an approved leave of absence (including military leave with reemployment rights under federal law and leave under the Family and Medical Leave Act of 1993), vacation, personal day or similar short- or long-term absence.

“Spinco Employee Books and Records” has the meaning set forth in Section 2.1(a)(i).

“Spinco Employee Liabilities” means any and all Liabilities, whenever incurred (for the avoidance of doubt, whether incurred prior to, at or following the Separation Time), arising out of, related to, resulting from, or with respect to: (a) the employment or termination of employment of any Spinco Employee (excluding any Non-Transferred Spinco Employee), with the exception of any liabilities arising from any action or omission of WDC involving non-compliance with employment-related laws occurring solely prior to the Spinco Transfer Date, but including liability related to the rights of the transferring employee based on seniority and related terms, (b) the employment or termination of employment of any Non-Transferred WDC Employee, with the exception of any liabilities arising from any action or omission of WDC involving non-compliance with employment-related laws occurring solely prior to the Spinco Transfer Date, (c) the engagement or service or termination of engagement or service of any Spinco Independent Contractor, with the exception of any liabilities arising from any action or omission of WDC involving non-compliance with employment-related laws occurring solely prior to the Spinco Transfer Date, but including liability related to the rights of the transferring employee based on seniority and related terms, (d) any applicant’s application for employment or engagement with any member of the Spinco Group or with respect to the Flash Business, and (e) any other Liabilities assumed by Spinco or any member of the Spinco Group pursuant to this Agreement.

“Spinco Equity Awards” means Spinco Converted PSU Awards and Spinco RSU Awards, collectively.

“Spinco Equity Incentive Plans” has the meaning set forth in Section 6.6.

“Spinco ESPP” has the meaning set forth in Section 6.7.

“Spinco Group” means Spinco, each of the Spinco Subs and any legal predecessors thereto, and following the Separation Date, each of its Affiliates.

“Spinco Indemnitees” means Spinco, each member of the Spinco Group and all Persons who are or have been shareholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such) (excluding any member of the WDC Group), together with their respective heirs, executors, administrators, successors and assigns.

“Spinco Independent Contractor Books and Records” has the meaning set forth in Section 2.1(a)(ii).

“Spinco Independent Contractors” means each independent contractor of any member of the Spinco Group or the WDC Group who is actively providing services as of the Separation Date or party to any agreement with any member of the Spinco Group or the WDC Group as of the Separation Date contemplating future service and, in each case, is (or pursuant to such agreement contemplating future service would be) either (A) exclusively or primarily engaged in the Flash Business; or (B) necessary for the ongoing operation of the Flash Business following the Separation Date, which shall include, for the avoidance of doubt, specified service providers who are engaged through a third-party employer as of the Separation Date, in the case of each of the foregoing clauses (A) and (B).

“Spinco LTI Cash Award” means a WDC LTI Cash Award assumed by Spinco effective as of the Separation Time in accordance with Section 6.4.

“Spinco Non-U.S. Savings Plans” has the meaning set forth in Section 3.2(b).

“Spinco NQDC Plan” has the meaning set forth in Section 5.1(b).

“Spinco Ratio” means the quotient, carried out to six decimal places, obtained by dividing (a) the Pre-Separation WDC Stock Value by (b) the Post-Separation Spinco Stock Value.

“Spinco RSU Award” means a WDC RSU Award assumed and adjusted by Spinco effective as of the Separation Time in accordance with Section 6.1.

“Spinco Severance Plans” has the meaning set forth in Section 7.5(a).

“Spinco Subs” has the meaning set forth in the Separation Agreement.

“Spinco Transfer Date” means the date on which a Spinco Employee became or becomes employed or engaged by Spinco or any member of the Spinco Group.

“Spinco Welfare Plans” means any Welfare Plans maintained by Spinco or any member of the Spinco Group.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Successor Corporation” has the meaning set forth in Section 6.5(c).

“Tax” or “Taxes” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, as defined in the Separation Agreement, as it may be amended from time to time in accordance with the terms thereof.

“Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the Applicable Exchange and ending with the determination of the closing price on the Applicable Exchange, in which trading in shares of WDC Common Stock or shares of Spinco Common Stock (as applicable) is permitted on the Applicable Exchange.

“Transfer Regulations” means (i) all laws of any member state of the European Union implementing the European Union Council Directive 2001/23/EC of 12 March 2001 on the approximation of the Laws of member states of the European Union relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses (the “Acquired Rights Directive”) and legislation and regulations of any member state of the European Union implementing such Acquired Rights Directive, and (ii) any similar Laws in any jurisdiction providing for an automatic transfer, by operation of law, of employment in the event of a transfer of business.

“Transferor WDC Non-U.S. Savings Plans” has the meaning set forth in Section 3.2(b).

“Transferred WDC Non-U.S. Savings Plans” has the meaning set forth in Section 3.2(c).

“VP+ Spinco Employee” means each Spinco Employee with a title of Executive Vice President, Senior Vice President or Vice President immediately prior to the Separation Time (or the equivalent of either title in the internal records of WDC) or who was an officer of WDC within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

“WDC” has the meaning set forth in the preamble.

“WDC 401(k) Plan” means the Western Digital Corporation 401(k) Plan.

“WDC Benefit Arrangement” means any Benefit Arrangement sponsored, maintained or contributed to, or required to be maintained or contributed to, by any member of the WDC Group.

“WDC Board” has the meaning set forth in the recitals.

“WDC Cash Incentive Plans” means (i) the Western Digital Corporation Executive Short-Term Incentive Plan; (ii) the Western Digital Corporation Leadership, Professional & Factory Workforce Short-Term Incentive Plan; and (iii) the Western Digital Corporation Worldwide Sales Incentive Plan, as in effect each fiscal year.

“WDC Change in Control” has the meaning set forth in Section 6.5(a).

“WDC Common Stock” means the issued and outstanding shares of common stock, par value $0.01 per share, of WDC.

“WDC Delayed Transfer Date” means (A) the date that a Delayed Transfer WDC Employee (within the meaning of clause (A) thereof) returns to active service; provided that such Delayed Transfer WDC Employee will become a WDC Employee only if and when such Delayed Transfer WDC Employee returns to active service for any member of the Spinco Group within six (6) months following the Distribution Date or such longer period as required by Law or otherwise agreed to in writing by the Parties; (B) the date a Subsidiary of WDC capable of serving as the employing entity of a Delayed Transfer WDC Employee (within the meaning of clause (B) thereof) is established in the applicable jurisdiction or such Delayed Transfer WDC Employee is otherwise able to be transferred to a member of the WDC Group in accordance with applicable Law; provided that the Parties agree to cooperate to establish any such Subsidiary of WDC as soon as reasonably practicable following the Separation Time; or (C) the date that a Delayed Transfer WDC Employee (within the meaning of clause (C) thereof) has obtained the appropriate visa or work authorization to commence employment; provided that such Delayed Transfer WDC Employee will become a WDC Employee only if and when such Delayed Transfer WDC Employee is authorized to commence employment for any member of the WDC Group within six (6) months following the Distribution Date or such longer period as required by Law or otherwise agreed to in writing by the Parties.

“WDC Director” means any individual who is a non-employee member of the WDC Board as of the Separation Time, other than a Dual-Service Director.

“WDC DSU Award” means an award of Restricted Stock Units or other right to receive shares of WDC Common Stock that is subject to a deferral election in accordance with the WDC Non-Employee Director RSU Grant Program, WDC Non-Employee Directors Stock-For-Fees Plan and/or the WDC NQDC Plan.

“WDC Employee” means any employee of the WDC Group or the Spinco Group who is not a Spinco Employee.

“WDC Employee Liabilities” means any and all Liabilities, whenever incurred (for the avoidance of doubt, whether incurred prior to, at or following the Separation Time), arising out of, related to, resulting from, or with respect to: (a) the employment or termination of employment of any WDC Employee (excluding any Non-Transferred WDC Employee), with the exception of any liabilities arising from any action or omission of Spinco involving non-compliance with employment-related laws occurring solely prior to the WDC Transfer Date, but including liability related to the rights of the transferring employee based on seniority and related terms, (b) the employment or termination of employment of any Non-Transferred Spinco Employee, with the exception of any liabilities arising from any action or omission of Spinco involving non-compliance with employment-related laws occurring solely prior to the WDC Transfer Date, (c) the engagement or service or termination of engagement or service of any WDC Independent Contractor, with the exception of any liabilities arising from any action or omission of Spinco involving non-compliance with employment-related laws occurring solely prior to the WDC Transfer Date, but including liability related to the rights of the transferring employee based on seniority and related terms, (d) any applicant’s application for employment or engagement with any member of the WDC Group, and (e) any other Liabilities assumed by WDC or any member of the WDC Group pursuant to this Agreement, but in the case of each of (a) through (e), only to the extent that such Liabilities are not arising out of, related to, resulting from, or with respect to any of the Flash Business, Spinco Employees (other than Non-Transferred Spinco Employees), or Spinco Independent Contractors.

“WDC Equity Awards” means WDC DSU Awards, WDC RSU Awards, and WDC PSU Awards, collectively.

“WDC Equity Incentive Plans” means the (i) the Western Digital Corporation 2021 Long-Term Incentive Plan, as amended and restated effective as of November 15, 2023; and (ii) the Western Digital Corporation Amended and Restated 2017 Performance Incentive Plan, as amended and restated as of August 11, 2020.

“WDC ESPP” means the Western Digital Corporation 2005 Employee Stock Purchase Plan, as amended and restated as of August 25, 2022.

“WDC Group” means WDC, each of its Subsidiaries, and any legal predecessors thereto, but excluding any member of the Spinco Group.

“WDC Indemnitees” means WDC, each member of the WDC Group, and all Persons who are or have been shareholders, directors, partners, managers, managing members, officers, agents or employees of any member of the WDC Group (in each case, in their respective capacities as such) (excluding any shareholder of WDC), together with their respective heirs, executors, administrators, successors and assigns.

“WDC Independent Contractor” means any independent contractor of the WDC Group or the Spinco Group who is not a Spinco Independent Contractor.

“WDC LTI Cash Award” means a cash award granted by WDC pursuant to the WDC Equity Incentive Plans.

“WDC Non-Employee Director RSU Grant Program” means the Western Digital Corporation Non-Employee Directors Restricted Stock Unit Program under any WDC Equity Incentive Plan.

“WDC Non-Employee Directors Stock-for-Fees Plan” means the Amended and Restated Western Digital Corporation Non-Employee Directors Stock-For-Fees Plan.

“WDC Non-U.S. Savings Plan” means each WDC Benefit Arrangement that is a defined contribution retirement plan in which employees who are based outside of the United States participate and/or that is subject to any Law other than United States federal, state or local Law.

“WDC NQDC Plan” means the Western Digital Corporation Deferred Compensation Plan, as amended and restated as of January 1, 2013.

“WDC NQDC Plan Withdrawal Date” has the meaning set forth in Section 5.1(a).

“WDC PSU Award” means an award of Performance Stock Units granted by WDC pursuant to the WDC Equity Incentive Plans that is subject to performance-based vesting.

“WDC Ratio” means the quotient, carried out to six decimal places, obtained by dividing (a) the Pre-Separation WDC Stock Value by (b) the Post-Separation WDC Stock Value.

“WDC RSU Award” means an award of Restricted Stock Units granted by WDC pursuant to the WDC Equity Incentive Plans that is not subject to performance-based vesting, but excluding any WDC DSU Award.

“WDC Severance Plans” means (i) the Western Digital Corporation Change in Control Severance Plan, as amended and restated as of May 24, 2021; (ii) the Western Digital Corporation Executive Severance Plan, as may be amended and/or restated from time to time, and (iii) the Western Digital Severance Plan for U.S. Employees, as may be amended and/or restated from time to time.

“WDC Transfer Date” means the date on which a WDC Employee became or becomes employed or engaged by WDC or any member of the WDC Group.

“WDC Welfare Plans” means any Welfare Plans maintained by WDC or any member of the WDC Group.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA and in 29 C.F.R. §2510.3-1) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision and mental health and substance use disorder), disability benefits, or life, accidental death and disability, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or adoption assistance programs or cashable credits.

SECTION 1.2 References; Interpretation. Unless the context otherwise requires:

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation.”

(d) As used in this Agreement, the words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(f) As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(g) As used in this Agreement, the word “will” shall be deemed to have the same meaning and effect as the word “shall.”

(h) As used in this Agreement, the terms “or,” “any” or “either” are not exclusive and shall be deemed to be “and/or.”

(i) As used in this Agreement, references to “written” or “in writing” include in electronic form.

(j) As used in this Agreement, references to the “date hereof” are to the date of this Agreement.

(k) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement.

(l) The table of contents and the section and other headings and subheadings contained in this Agreement and any Schedules to this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction, meaning or interpretation of this Agreement. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement.

(m) Any payment to be made pursuant hereto shall be made in U.S. dollars and by wire transfer of immediately available funds.

(n) As used in this Agreement, references to “U.S. dollars” and “$” in this report are to the lawful currency of the United States of America.

(o) All references to statutes shall include all regulations promulgated thereunder, and all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations.

SECTION 1.3 Relation to Other Documents. To the extent there is any inconsistency between this Agreement and the terms of another agreement pertaining to the Separation (other than any Collective Bargaining Agreement) that is the subject of this Agreement and such inconsistency (i) arises in connection with or as a result of employment with or the performance of services before or after the Separation for any member of the WDC Group or Spinco Group and (ii) relates to the allocation of Liabilities attributable to the employment, service, termination of employment or termination of service of all present or Former WDC Employees, present or Former Spinco Employees, Spinco Independent Contractors or any of their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was or is determined to be an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the WDC Group or the Spinco Group), the terms of this Agreement shall prevail.

ARTICLE II

GENERAL PRINCIPLES

SECTION 2.1 Allocation of Assets

(a) For purposes of the Separation Agreement, “Flash Assets” shall include, in each case to the extent existing and owned or held immediately prior to the Separation Time by any member of the WDC Group or the Spinco Group, all of the WDC Group’s and the Spinco Group’s respective right, title and interest in, to and under the following Assets:

(i) With respect to Spinco Employees, as permitted by applicable Law, subject at all times to compliance with applicable Privacy Laws, subject to Section 5.3 of the Separation Agreement, and solely to the extent determined by WDC to be necessary for the Parties to comply in good faith with the terms of this Agreement, in the possession of a member of the WDC Group or the Spinco Group, and to the extent practicable: all personnel files as they are currently maintained, whether as hard copies or as electronic books and records, whether in Workday, OneDrive, or other easily accessible and transferrable system and that relate to the employment of such Spinco Employees with the members of the WDC Group or the Spinco Group, in each case excluding any Intellectual Property Rights other than Spinco IP embodied therein (collectively, the “Spinco Employee Books and Records”); provided, however, that: (x) WDC shall be entitled to retain a copy of any and all Spinco Employee Books and Records, which shall be subject to the provisions of Section 2 of the Separation Agreement and deemed the Confidential Information of Spinco and subject to the provisions of Section 6.6 of the Separation Agreement; (y) WDC may retain any materials that are not reasonably practicable to identify and extract subject to the right of access pursuant to Section 5.1 of the Separation Agreement, which shall be deemed the Confidential Information of Spinco and subject to Section 6.6 of the Separation Agreement; and (z) WDC shall be entitled to redact any portion of the Spinco Employee Books and Records to the extent related to any matter other than the Flash Business; provided, however, that such retained materials shall be deemed Confidential Information of Spinco and subject to the provisions of Section 6.6 of the Separation Agreement. For illustrative purposes only, a Spinco Employee’s personnel file would include, but is not limited to, onboarding documents, the Employee Invention and Confidential Agreement, privacy notices or consent, payroll and benefit elections, discipline records, documents signed by the Spinco Employee that relate to obtaining or holding employment, and performance-related documents, such as promotion records, incentive awards (short and long-term), quarterly check-ins, and performance designations, all of which are regularly maintained by People Support.

(ii) With respect to Spinco Independent Contractors, as permitted by applicable Law, subject at all times to compliance with applicable Privacy Laws, subject to Section 5.3 of the Separation Agreement, and solely to the extent determined by WDC to be necessary for the Parties to comply in good faith with the terms of this Agreement, in the possession of a member of the WDC Group or the Spinco Group, and to the extent practicable: all electronic books and records that are housed in the Wand system and relate to the onboarding and offboarding of such Spinco Independent Contractors with the members of the WDC Group or the Spinco Group, in each case excluding any non-electronic records and any Intellectual Property Rights other than Spinco IP embodied therein (collectively, the “Spinco Independent Contractor Books and Records”); provided, however, that: (x) WDC shall be entitled to retain a copy of any and all Spinco Independent Contractor Books and Records, which shall be subject to the provisions of Section 2 of the Separation Agreement and deemed the Confidential Information of Spinco and subject to the provisions of Section 6.6 of the Separation Agreement; (y)

WDC may retain any materials that are not reasonably practicable to identify and extract subject to the right of access pursuant to Section 5.1 of the Separation Agreement, which shall be deemed the Confidential Information of Spinco and subject to Section 6.6 of the Separation Agreement; and (z) WDC shall be entitled to redact any portion of the Spinco Independent Contractor Books and Records to the extent related to any matter other than the Flash Business; provided, however, that such retained materials shall be deemed Confidential Information of Spinco and subject to the provisions of Section 6.6 of the Separation Agreement.

(b) Notwithstanding Section 2.1(a), for purposes of the Separation Agreement, “Excluded Assets” shall include the employment and personnel records of (i) employees or service providers of the WDC Group or the Spinco Group who are not Spinco Employees or Spinco Independent Contractors, (ii) the Spinco Employees, including, for the avoidance of doubt, records the transfer of which is prohibited by Law or otherwise by reason of any agreement with Spinco Employees or any Person representing any of them (subject to the provisions of Section 1.8(a) of the Separation Agreement), and (iii) any materials subject to any Privileges in accordance with Section 5.3 of the Separation Agreement.

(c) As applicable with respect to WDC Employees, Spinco shall, or shall cause the appropriate member of the Spinco Group to, transfer or cause to be transferred all employment and personnel files of the WDC Employees as of the WDC Transfer Date, in the same manner and subject to the same requirements as provided in Section 2.1(a)(i) above with respect to Spinco Employees. For the avoidance of doubt, such records shall be “Excluded Assets” for purposes of the Separation Agreement.

SECTION 2.2 Assumption of Liabilities.

(a) Effective as of the Separation Time, unless otherwise specified in this Agreement, Spinco shall, or shall cause one or more members of the Spinco Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full, all of the Spinco Employee Liabilities, and Spinco and the applicable members of the Spinco Group shall be responsible for such Spinco Employee Liabilities in accordance with their respective terms regardless of when or where such Spinco Employee Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Separation Time, regardless of where or against whom such Spinco Employee Liabilities are asserted or determined or whether asserted or determined prior to the date hereof (in each case except to the extent satisfied prior to the Separation Time).

(b) Effective as of the Distribution Date, unless otherwise specified in this Agreement, WDC shall, or shall cause one or more members of the WDC Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full, all of the WDC Employee Liabilities, and WDC and the applicable members of the WDC Group shall be responsible for such WDC Employee Liabilities in accordance with their respective terms regardless of when or where such WDC Employee Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Separation Time, regardless of where or against whom such WDC Employee Liabilities are asserted or determined or whether asserted or determined prior to the date hereof (in each case except to the extent satisfied prior to the Separation Time).

(c) All Liabilities assigned to or assumed or retained by WDC or a member of the WDC Group under this Agreement shall be Excluded Liabilities for purposes of the Separation Agreement. All Liabilities assigned to or assumed or retained by Spinco or a member of the Spinco Group under this Agreement shall be Flash Liabilities for purposes of the Separation Agreement.

(d) Reimbursements.

(i) From time to time after the Distribution Date, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement (the “Requesting Party”) and the presentation by such Party of such substantiating documentation as the other Party (the “Reimbursing Party”) shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Requesting Party or its Affiliates (including for any such Liabilities that transfer to the Spinco Group by operation of Law or Collective Bargaining Agreement) that are, or that have been made pursuant to this Agreement, the responsibility of the Reimbursing Party or any of its Affiliates (any such reimbursement, a “Reimbursement”).

(ii) Any Reimbursement payable pursuant to this Section 2.2(d) shall be (i) equal to the cost actually incurred by the Requesting Party, including the employer-portion of any associated Employment Taxes payable by the Requesting Party in connection therewith, and (ii) submitted to the Reimbursing Party within thirty (30) calendar days of the payment by the Requesting Party.

(e) Subject to applicable Law and the Tax Matters Agreement, WDC shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Separation Time, except for Equal Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions required after the SpinCo Transfer Date, for which WDC shall provide data and Information (to the extent permitted by applicable Laws and consistent with Section 8.1) to Spinco, which shall be responsible for making such filings in respect of Spinco Employees in accordance with and subject to the requirements of applicable Law.

(f) WDC shall be the responsible party for duly preparing and timely filing or causing to be duly prepared and timely filed all Employment Tax Returns required or permitted to be filed by any member of the WDC Group and, on or prior to the Distribution Date, by any member of the Spinco Group. WDC shall be liable for all Employment Taxes due or payable for or with respect to services provided by employees or deemed employees of any member of the WDC Group at any time and services provided by employees or deemed employees of any member of the Spinco Group on or prior to the Distribution Date.

(g) Spinco shall be the responsible party for duly preparing and timely filing or causing to be duly prepared and timely filed all Employment Tax Returns of any member of the Spinco Group with respect to periods (or portions thereof) following the Distribution Date or required to be filed by any member of the Spinco Group after the Distribution Date. Spinco shall be liable for all Employment Taxes due or payable for or with respect to services provided by employees or deemed employees of any member of the Spinco Group after the Distribution Date.

(h) With respect to any Employment Tax Return required to be filed pursuant to this Agreement, the party responsible for preparing and filing such Employment Tax Return shall remit or cause to be remitted to the applicable taxing authority in a timely manner any Taxes due in respect of any such Employment Tax Return. In the case of any Employment Tax Return for which the Party that is not responsible for preparing and filing such Employment Tax Return is obligated pursuant to this Agreement to pay all or a portion of the Taxes reported as due on such Employment Tax Return, the party responsible for preparing and filing such Employment Tax Return shall notify the other Party, in writing, of its obligation to pay such Taxes and, in reasonably sufficient detail, its calculation of the amount due by such other Party and the Party receiving such notice shall pay such amount to the party responsible for preparing and filing such Employment Tax Return upon the later of five (5) Business Days prior to the date on which such payment is due and fifteen (15) Business Days after the receipt of such notice.

SECTION 2.3 Participation in WDC Benefit Arrangements. Except as required by applicable Law, as otherwise provided for in this Agreement or pursuant to a transition services agreement entered into among the Parties or as otherwise agreed to by the Parties, effective as of the Separation Time, (A) (i) Spinco and each member of the Spinco Group, to the extent applicable, shall cease to be a Participating Company in any WDC Benefit Arrangement (other than a Transferred WDC Non-U.S. Savings Plan or Rollover Welfare Plan), (ii) each Spinco Employee shall cease to participate in, be covered by, accrue benefits under, or be eligible to contribute to any WDC Benefit Arrangement (other than a Transferred WDC Non-U.S. Savings Plan or Rollover Welfare Plan), except to the extent of obligations that accrued before the Distribution Date, which shall remain a Liability of any member of the WDC Group pursuant to this Agreement, and (iii) any Person who participates in any Transferred WDC Non-U.S. Savings Plan or Rollover Welfare Plan but is not a Spinco Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under such Transferred WDC Non-U.S. Savings Plan or Rollover Welfare Plan; and (B) (i) WDC and each member of the WDC Group, to the extent applicable, shall cease to be a Participating Company in any Spinco Benefit Arrangement, and (ii) each WDC Employee shall cease to participate in, be covered by, accrue benefits under, or be eligible to contribute to any Spinco Benefit Arrangement, except to the extent of obligations that accrued before the Distribution Date, which shall remain a Liability of any member of the Spinco Group pursuant to this Agreement. The Parties shall take all necessary action to effectuate this Section 2.3.

SECTION 2.4 Service Recognition. Effective as of the Separation Time, and in addition to any applicable obligations under the Transfer Regulations or other applicable Law, (A) Spinco shall, and shall cause each member of the Spinco Group to, give each Spinco Employee full credit for purposes of eligibility, vesting and determination of level of benefits under any Spinco Benefit Arrangement (but not with respect to eligibility for benefits or calculation or accrual of benefits under any retiree medical or welfare plans or accrual of benefits under any defined benefit program) for such Spinco Employee’s service with any member of the WDC Group or any predecessor thereto prior to the Separation Time, to the same extent such service was recognized by the applicable WDC Benefit Arrangement immediately prior to the Separation Time; provided, that, such service shall not be recognized to the extent such recognition would result in the duplication of benefits; and (B) WDC shall, and shall cause each member of the WDC Group to, give each WDC Employee full credit for purposes of eligibility, vesting and determination of level of benefits under any WDC Benefit Arrangement (but not with respect to eligibility for benefits or calculation or accrual of benefits under any retiree medical or welfare plans or accrual of benefits under any defined benefit program) for such WDC Employee’s service with any member of the Spinco Group or any predecessor thereto prior to the Separation Time, to the same extent such service was recognized by the applicable Spinco Benefit Arrangement immediately prior to the Separation Time; provided, that, such service shall not be recognized to the extent such recognition would result in the duplication of benefits.

SECTION 2.5 Collective Bargaining Agreements.

(a) Notwithstanding anything in this Agreement to the contrary, prior to the Separation Time, WDC and Spinco shall, to the extent required by applicable Law, take or cause to be taken all actions that are necessary (if any) for Spinco or a member of the Spinco Group to (i) continue to maintain or to assume and honor any Collective Bargaining Agreements that relate to Spinco Employees; (ii) assume and honor any obligations of the WDC Group under Collective Bargaining Agreements that are maintained outside of the United States in accordance with industry or regulatory standards, as such obligations relate to Spinco Employees; and (iii) continue to maintain or to assume and honor any pre-existing collective bargaining relationships (in each case including obligations that arise in respect of the period both before and after the date of employment by the Spinco Group) in respect of any Spinco Employees and any Employee Representatives.

(b) As of the Separation Time, Spinco shall, or shall cause Spinco or a member of the Spinco Group to (i) continue to maintain or to assume and honor any Collective Bargaining Agreements that relate to Spinco Employees; (ii) assume and honor any obligations of the WDC Group under Collective Bargaining Agreements that are maintained outside of the United States in accordance with industry or regulatory standards, as such obligations relate to Spinco Employees; and (iii) continue to maintain or to assume and honor any pre-existing collective bargaining relationships (in each case including obligations that arise in respect of the period both before and after the date of employment by the Spinco Group) in respect of any Spinco Employees and any Employee Representatives.

(c) Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations of the WDC Group or the Spinco Group to any Employee Representative or any other Person as described in such agreement.

SECTION 2.6 No Acceleration of Benefits. Except as otherwise provided in this Agreement, no provision of this Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or other former, current or future employee or other service provider of the WDC Group or Spinco Group under any Benefit Arrangement of the WDC Group or Spinco Group.

SECTION 2.7 Amendment Authority. Nothing in this Agreement is intended to prohibit any member of the WDC Group or Spinco Group from amending, terminating or otherwise modifying any employee benefit plans, policies or compensation programs in accordance with the terms thereof at any time prior to, on or after the Separation Date.

SECTION 2.8 No Commitment to Employment or Benefits. Nothing contained in this Agreement shall be construed as a commitment or agreement on the part of the WDC Group or Spinco Group to continue the employment of any individual or to provide any recall or similar rights to an individual on layoff or any type of leave of absence or, except as otherwise specifically provided in this Agreement, as a commitment on the part of the WDC Group or Spinco Group to continue the compensation or benefits of any individual for any period, except as required by applicable Law. Without limiting the generality of Section 9.6, this Agreement is solely for the benefit of the WDC Group and the Spinco Group, and nothing in this Agreement, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or Liabilities under this Agreement upon any Person, including any Spinco Employee, Spinco Independent Contractor or other current or former employee, officer, director, contractor or other service provider of the WDC Group or Spinco Group, other than the Parties and their respective successors and assigns or (ii) shall constitute the adoption or establishment of, or an amendment or other modification to any Benefit Arrangement or any other compensation or employee benefit plan or arrangement of the WDC Group or Spinco Group.

SECTION 2.9 Certain Employment Transfers.

(a) Subject to the requirements of applicable Law, and except as set forth below with respect to the treatment of Automatic Transfer Spinco Employees, Automatic Transfer WDC Employees, Non-Automatic Transfer Spinco Employees outside of the United States, Non-Automatic Transfer WDC Employees outside of the United States and Delayed Transfer Spinco Employees and Delayed Transfer WDC Employees, as applicable, (i) no later than the Spinco Transfer Date, WDC shall use commercially reasonable efforts to (A) cause the employment of any Spinco Employee and the contract of services of any natural person Spinco Independent Contractor engaged directly by a member of the WDC Group to be transferred to a member of the Spinco Group on the Spinco Transfer Date, (B) transfer, assign and delegate to Spinco the Spinco Employee Liabilities, and (C) cause the employment of any individual who is employed by a member of the Spinco Group but does not qualify as a Spinco Employee and the contract of services between any natural person independent contractor or consultant engaged directly by a member of the Spinco Group that does not qualify as a Spinco Independent Contractor and a member of the Spinco Group to be transferred to a member of the WDC Group, and (ii) no later than the WDC Transfer Date, Spinco shall use commercially reasonable efforts to (A) cause the employment of any WDC Employee and the contract of services of any natural person WDC Independent Contractor engaged directly by a member of the Spinco Group to be transferred to a member of the WDC Group on the WDC Transfer Date, (B) transfer, assign and delegate to WDC the WDC Employee Liabilities, and (C) cause the employment of any individual who is employed by a member of the WDC Group but does not qualify as a WDC Employee and the contract of services between any natural person independent contractor or consultant engaged directly by a member of the WDC Group that does not qualify as a WDC Independent Contractor and a member of the WDC Group to be transferred to a member of the Spinco Group.

(b) With respect to each Automatic Transfer Employee, their employment shall not be terminated upon the Spinco Transfer Date or WDC Transfer Date, as applicable, but rather the rights, powers, duties, liabilities and obligations of WDC or Spinco (or the appropriate member of the WDC Group or Spinco Group), as applicable, to such employees with respect to their material terms of employment in force immediately before the Separation Date shall be transferred to the appropriate member of the Spinco Group at the Spinco Transfer Date or the WDC Group at the WDC Transfer Date, as applicable, but only to the extent required by, and only then in accordance with, applicable Law, and Spinco agrees to take all actions reasonably necessary to cause the Spinco Employees to be so employed and WDC agrees to take all actions reasonably necessary to cause such WDC Employees to be so employed.

(c) Except as set forth below with respect to Delayed Transfer Spinco Employees or Delayed Transfer WDC Employees, as applicable, for Non-Automatic Transfer Employees outside of the United States where the transfer of employment is by way of termination/resignation and re-hire, or tripartite transfer agreement, the appropriate member of the Spinco Group or WDC Group, as applicable, shall terminate the employment of each such employee effective the day before the Spinco Transfer Date or WDC Transfer Date, as applicable, and the appropriate member of the Spinco Group or WDC Group, as applicable, shall offer employment to each such employee effective on the Spinco Transfer Date or WDC Transfer Date, as applicable. Except as set forth below with respect to Delayed Transfer Spinco Employees or Delayed Transfer WDC Employees, as applicable, for Non-Automatic Transfer Employees outside of the United States where the transfer of employment is by way of employer substitution, the appropriate member of the Spinco Group or WDC Group, as applicable, shall effectuate an employer substitution on the Separation Date with respect to the employees, to the extent permitted by and in accordance with applicable Law, pursuant to which each appropriate member of the Spinco Group or WDC Group, as applicable, will employ the employees, and will acknowledge and accept all rights, obligations, duties, and responsibilities with respect to such employees arising after the Distribution Date or as otherwise required by Law as of the Distribution Date.

(d) WDC Group and Spinco Group agree to execute, and to seek to have the applicable Spinco Employees and WDC Employees execute, such documentation, if any, as may be necessary to reflect the transfer of employment described in this Section 2.9. Spinco shall provide the Information, within reason, as reasonably requested by WDC in writing in sufficient time to enable WDC and the applicable members of the WDC Group to meet their information and consultation requirements pursuant to applicable Law, the Transfer Regulations, any Collective Bargaining Agreement or otherwise, including pursuant to Section 2.10(a), provided, that any such requests are timely received. Subject at all times to its obligations under applicable Privacy Law, WDC shall provide the Information, within reason, as reasonably requested by Spinco in writing in sufficient time to enable Spinco and the applicable members of the Spinco Group to meet their information and consultation requirements pursuant to applicable Law, the Transfer Regulations, any Collective Bargaining Agreement or otherwise, including pursuant to Section 2.10(b), provided that any such requests are timely received. To the extent a Spinco

Employee objects, rejects or refuses to transfer to Spinco Group in accordance with applicable Law, then, subject to applicable Law, such employee shall remain employed by WDC, or the applicable member of the WDC Group, and shall no longer be considered a Spinco Employee to the extent permitted by Law, and WDC shall retain the Liabilities associated with such Spinco Employee, provided that any such Liabilities do not arise as a direct result of a breach of this Agreement, the Separation Agreement, or applicable Law by any member of the Spinco Group or any substantial change or proposal to make a substantial change to the working conditions of such Spinco Employee to their material detriment. To the extent a WDC Employee objects, rejects or refuses to transfer to WDC or a member of the WDC Group in accordance with applicable Law, then, subject to applicable Law, such employee shall remain employed by Spinco, or the applicable member of the Spinco Group, and shall no longer be considered a WDC Employee to the extent permitted by Law, and Spinco shall retain the Liabilities associated with such WDC Employee, provided that any such Liabilities do not arise as a direct result of a breach of this Agreement, the Separation Agreement, or applicable Law by any member of the WDC Group or any substantial change or proposal to make a substantial change to the working conditions of such WDC Employee to their material detriment. For the avoidance of doubt, Spinco shall assume and retain all Liabilities arising out of, relating to or resulting from the failure of a Spinco Employee to transfer employment to a member of the Spinco Group as a direct result of a breach of this Agreement or the Separation Agreement by any member of the Spinco Group, and WDC shall assume and retain all Liabilities arising out of, relating to or resulting from the failure of a WDC Employee to transfer employment to a member of the WDC Group as a direct result of a breach of this Agreement or the Separation Agreement by any member of the WDC Group. WDC and Spinco shall cooperate, in good faith, to enable Spinco and/or WDC to meet their respective information and consultation requirements pursuant to applicable Law, the Transfer Regulations, any Collective Bargaining Agreement or otherwise, including pursuant to Section 2.10(b).

(e) In the case of any Delayed Transfer Spinco Employee who remains employed by the WDC Group, or any Delayed Transfer WDC Employee who remains employed by the Spinco Group, in each case, after the Separation Date as a result of clause (A) of the definition of Delayed Transfer Spinco Employee or Delayed Transfer WDC Employee, as applicable, the Parties shall cause any such Delayed Transfer Spinco Employee to be employed by Spinco or a member of the Spinco Group and any such Delayed Transfer WDC Employee to be employed by WDC or a member of the WDC Group, as applicable, effective as of the Spinco Delayed Transfer Date or WDC Delayed Transfer Date, as applicable. In the case of any Delayed Transfer Spinco Employee who remains employed by the WDC Group, or any or any Delayed Transfer WDC Employee who remains employed by the Spinco Group, in each case, after the Separation Date as a result of clause (B) or (C) of the definition of Delayed Transfer Spinco Employee or Delayed Transfer WDC Employee, as applicable, the Parties will cooperate in good faith (i) in respect of the provision of such employee’s services to the Spinco Group or WDC Group, as applicable, after the Separation Time and the allocation of costs associated with such services and (ii) to facilitate such employee’s transfer of employment to the Spinco Group or WDC Group, as applicable, as soon as practicable following the Separation Time. The employment of such Delayed Transfer Spinco Employees shall transfer to the Spinco Group, and the employment of such Delayed Transfer WDC Employees shall transfer to the WDC Group, in each case, in accordance with applicable Law on the Spinco Delayed Transfer Date or WDC Delayed Transfer Date, as applicable. References to “Closing,” “Closing Date,” “Distribution

Date,” “Separation Time” and “Separation Date” in this Agreement shall be interpreted to mean the “Spinco Delayed Transfer Date” or “WDC Delayed Transfer Date” as it applies to any Delayed Transfer Spinco Employee or Delayed Transfer WDC Employee, as applicable, where the context requires. For the avoidance of doubt, except as otherwise specified in this Agreement, Spinco or a member of the Spinco Group shall assume (and shall reimburse WDC or a member of the WDC Group, as applicable, for) all Spinco Employee Liabilities pertaining to a Delayed Transfer Spinco Employee as of the Spinco Delayed Transfer Date, and WDC or a member of the WDC Group shall assume (and shall reimburse Spinco or a member of the Spinco Group, as applicable, for) all WDC Employee Liabilities pertaining to a Delayed Transfer WDC Employee as of the WDC Delayed Transfer Date.

(f) To the extent permitted by Law and as necessary to effectuate the terms of this Agreement, Spinco shall employ Spinco Employees who are foreign nationals working in the United States with H-1B non-immigrant status and those employees for whom there are pending or approved Form I-140 immigrant petitions for alien workers as of the Separation Date, under terms and conditions such that Spinco qualifies as a “successor employer” under applicable United States immigration laws effective as of the Separation Date. Immediately as of the Separation Date, Spinco shall assume all immigration-related liabilities and responsibilities with respect to such employees.

(g) To the extent necessary for any Spinco Employee to perform services in connection with such Spinco Employee’s employment or other service relationship with Spinco or any of its Affiliates, WDC or the applicable WDC Subsidiary shall, and does hereby automatically, effective as of the Separation Date, (i) release or cause to be released each Spinco Employee from any existing non-competition, non-solicitation, no-hire, confidentiality or other similar obligation owed to WDC or any of the WDC Subsidiaries solely to the extent necessary for such Spinco Employee to perform such services to a member of the Spinco Group, and (ii) to the extent permitted by Law, take reasonable steps to affect the transfer and assignment of such non-competition, non-solicitation, no-hire, confidentiality or other similar obligation to a member of the Spinco Group.

SECTION 2.10 Information and Consultation.

(a) WDC shall and shall cause its Subsidiaries and each member of the Spinco Group that is to employ any Spinco Employee to comply with all requirements and obligations to inform, consult or otherwise notify any WDC Employees, any Spinco Employees or any Employee Representatives in relation to the Separation, the Distribution, and any other consequence of the transactions contemplated by the Separation Agreement, whether required pursuant to any Collective Bargaining Agreement, the Transfer Regulations or other applicable Law, provided, that Spinco shall provide the Information, within reason, as reasonably requested in writing by WDC in sufficient time to enable WDC and the applicable members of the WDC Group to meet their information and consultation requirements pursuant to the Transfer Regulations, any Collective Bargaining Agreement or otherwise, provided, further, that any such requests are timely received.

(b) Spinco shall and shall cause its Subsidiaries to comply with all requirements and obligations to inform, consult or otherwise notify any Spinco Group employees or any representatives of them in relation to this Agreement and any other consequence of the transactions contemplated by this Agreement whether required pursuant to any Collective Bargaining Agreement applicable to Spinco Group employees, the Transfer Regulations or other applicable Law, provided, that WDC shall provide the Information, within reason, as requested by Spinco in sufficient time to enable Spinco and the applicable members of the Spinco Group to meet their information and consultation requirements pursuant to the Transfer Regulations, any Collective Bargaining Agreement or otherwise, provided, further, that any such requests are timely received.

SECTION 2.11 Certain Requirements. Notwithstanding anything in this Agreement to the contrary, if the terms of a Collective Bargaining Agreement or applicable Law require that any assets or Liabilities be retained by the WDC Group or transferred to or assumed by the Spinco Group in a manner that is different from that set forth in this Agreement, such retention, transfer or assumption shall be made in accordance with the terms of such Collective Bargaining Agreement or applicable Law and shall not be made as otherwise set forth in this Agreement, but shall remain subject to any Party’s obligation to reimburse any other Party as set forth in Section 2.2(d).

SECTION 2.12 Sharing of Information. On and after the date hereof and in each case to the extent permitted by applicable Law, WDC shall, and shall cause each member of the WDC Group to use commercially reasonable efforts to (i) share any materials and documents with Spinco that are reasonably determined by WDC to be necessary to permit Spinco to effectuate the provisions of this Agreement and (ii) make available Spinco Employees to Spinco for purposes of making any communications to such Spinco Employees relating to the provisions of this Agreement; provided, that WDC shall be permitted to approve in advance any such written or oral communications and have a representative present at any meeting between Spinco and a Spinco Employee that occurs prior to the Separation Time.

SECTION 2.13 Employee Non-Solicitation.

(a) The Parties agree that, from and after the date hereof until the date that is two (2) years after the Distribution Date, they shall not, and shall cause their Subsidiaries and controlled Affiliates not to, without the prior written consent of WDC or Spinco, as applicable, directly or indirectly, (i) solicit for employment or engagement any employees of the other Party, or their Subsidiaries or Affiliates, as applicable, or (ii) encourage or in any other manner persuade or attempt to encourage or persuade any employees of the other Party, or their Subsidiaries or Affiliates, as applicable, to leave the service of the other Party, or their Subsidiaries or Affiliates, as applicable, or in any way interfere with the relationship between the other Party and their Subsidiaries or Affiliates, as applicable; provided, however, in each case, that (A) the placement of any general mass solicitation or advertising that is not targeted at employees of the other Party or its Subsidiaries or Affiliates shall not be considered a violation of this Section 2.13, and this Section 2.13 shall not preclude a Party or its Subsidiaries or Affiliates from soliciting or hiring any employee of the other Party or their Subsidiaries or Affiliates, as applicable, in each case, whose employment was involuntarily terminated by the other Party prior to such solicitation or hiring; provided, further, that nothing in this Section 2.13 shall require either Party, or their Subsidiaries or Affiliates to take any action or refrain from taking any action if such action or inaction would violate applicable Law.

SECTION 2.14 Continuation of Salary, Bonus and Benefits Generally. Subject to the terms of any applicable Law or Collective Bargaining Agreement, during the period commencing on the Distribution Date and ending on December 31, 2025 (the “Continuation Period”), Spinco shall, or shall cause the applicable member of the Spinco Group to, use commercially reasonable efforts to provide to each Spinco Employee for so long as such Spinco Employee remains employed by Spinco or any member of the Spinco Group during the Continuation Period: (i) an annual base salary or base wage rate and annual target cash incentive compensation opportunities (excluding change-in-control, retention, long-term cash incentive and equity and equity-related opportunities), in each case, that are no less favorable than such annual base salary or base wage rate and target cash incentive compensation opportunities (excluding change-in-control, retention, long-term cash incentive and equity and equity-related opportunities) provided to the Spinco Employee immediately prior to the Distribution, (ii) severance pay and benefits at levels that are no less favorable than the levels of such severance pay and benefits as in effect for such Spinco Employee immediately prior to the Distribution and (iii) retirement and health and welfare benefits (excluding retiree medical and welfare programs and defined benefit pension plans) that are substantially comparable, in the aggregate, to those provided to Spinco Employees immediately prior to the Distribution.

ARTICLE III

DEFINED CONTRIBUTION PLANS

SECTION 3.1 401(k) Plan Participation.

(a) Effective as of the Separation Time, (i) the active participation of each Spinco Employee who is a participant in a WDC 401(k) Plan shall automatically cease and no Spinco Employee shall thereafter accrue any benefits under any such WDC 401(k) Plan and (ii) WDC shall cause each such Spinco Employee to become fully vested in such Spinco Employee’s account balances under such WDC 401(k) Plan.

(b) Effective as of the Separation Time, Spinco shall, or shall cause a member of the Spinco Group to, have in effect a defined contribution retirement plan that is tax-qualified under Section 401(a) of the Code and includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, with terms that, as of the Separation Time, are substantially comparable to those provided to Spinco Employee under the WDC 401(k) Plan immediately prior to the Separation Time (the “Spinco 401(k) Plan”). Each Spinco Employee who, as of immediately prior to the Separation Time, was a participant in the WDC 401(k) Plan shall automatically be enrolled in the Spinco 401(k) Plan as of the Separation Time, applying the same salary deferral elections that were in effect with respect to such Spinco Employee under the WDC 401(k) Plan immediately prior to the Separation Time, unless such Spinco Employee affirmatively elects otherwise. Each Spinco Employee who is not a participant in the WDC 401(k) Plan immediately prior to the Separation Time shall be permitted to enroll in the Spinco 401(k) Plan on or after the Separation Time in accordance with the terms of the Spinco 401(k) Plan.

(c) Spinco shall, or shall cause the appropriate member of the Spinco Group to cause the Spinco 401(k) Plan to provide each Spinco Employee with full credit for such Spinco Employee’s service with WDC or any of WDC’s Affiliates or predecessors prior to the Separation Time for purposes of eligibility and vesting under the Spinco 401(k) Plan.

(d) To the extent applicable, as soon as practicable on or after the Separation Time, WDC shall take all measures needed to cause the transfer to the Spinco 401(k) Plan of all of the assets and liabilities of the WDC 401(k) Plan that are attributable to Spinco Employees, including without limitation, all promissory notes and receivables in respect of plan loans to Spinco Employees under the WDC 401(k) Plan that remain outstanding as of the Separation Time and accrued liabilities arising out of any applicable qualified domestic relations order. Spinco shall direct the trustees of the Spinco 401(k) Plan to accept such transfer of assets and liabilities from the WDC 401(k) Plan. Such transfer of assets and liabilities shall be made in accordance with the applicable requirements of Sections 411(d)(6) and 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and ERISA Section 208.

(e) Spinco Group and WDC shall cooperate to take any and all commercially reasonable measures needed to effect the transition to the Spinco 401(k) Plan of all outstanding loans under the WDC 401(k) Plan with respect to Spinco Employees so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans. Such actions may include, for example, amending the WDC 401(k) Plan to permit a Spinco Employee to continue to make scheduled loan payments to the WDC 401(k) Plan after the Separation Time, but before the WDC 401(k) Plan assets and liabilities are transferred to the Spinco 401(k) Plan, and adopting administrative procedures to facilitate such loan payments.

(f) All contributions payable to the WDC 401(k) Plan before the Separation Time with respect to employee deferrals, matching contributions and employer contributions for Spinco Employees, determined in accordance with the terms and provisions of the WDC 401(k) Plan (notwithstanding any last-day-of-year employment requirements or hours of service requirements) shall be paid by WDC to the WDC 401(k) Plan prior to the date of the asset transfer described in Section 3.1(c).

(g) On and after the date on which assets are transferred from the WDC 401(k) Plan to the Spinco 401(k) Plan in accordance with Section 3.1(c), Spinco or a member of the Spinco Group shall be solely and exclusively responsible for all 401(k) accounts of the Spinco Employees and the Liabilities and assets associated with such accounts or in any way related to the Spinco 401(k) Plan, whether accrued before, on or after the Separation Time.

(h) WDC or a member of the WDC Group shall be solely and exclusively responsible for all accounts and the Liabilities under the WDC 401(k) Plan in respect of participants who are not Spinco Employees and assets associated with such accounts or in any way related to the WDC 401(k) Plan, whether accrued before, on or after the Separation Time.

(i) WDC shall indemnify, defend and hold harmless the Spinco Indemnitees for any Losses or Liabilities related to or arising under any WDC 401(k) Plan to the extent related to any act or omission or operation of such WDC 401(k) Plan occurring prior to the Separation Time (including any Losses or Liabilities under such WDC 401(k) Plan arising out of, relating to or resulting from any violation of applicable Laws or Collective Bargaining Agreement by any member of the WDC Group).

SECTION 3.2 Non-U.S. Savings Plan Participation.

(a) Subject to any Collective Bargaining Agreement and applicable Law or unless otherwise agreed upon by the Parties, including pursuant to any transition services agreement, effective as of the Separation Time, the participation of each Spinco Employee who is a participant in a WDC Non-U.S. Savings Plan shall automatically cease and no Spinco Employee shall thereafter accrue any benefits under any such WDC Non-U.S. Savings Plan.

(b) Unless otherwise agreed upon by the Parties, with respect to each WDC Non-U.S. Savings Plan listed on Schedule 3.2(b) hereto (collectively, the “Transferor WDC Non-U.S. Savings Plans”), Spinco shall, or shall cause a member of the Spinco Group to, establish or maintain one or more plans in which each Spinco Employee who participated in such Transferor WDC Non-U.S. Savings Plan immediately prior to the Separation Time will be eligible to participate as of the Separation Time, with (i) terms (excluding employer contributions) substantially comparable to the terms of the applicable WDC Non-U.S. Savings Plan as in effect immediately prior to the Separation Time or (ii) if applicable, terms as required by an applicable Collective Bargaining Agreement or applicable Law (such plan or plans, the “Spinco Non-U.S. Savings Plans”). Where permissible under applicable Law, unless otherwise agreed to by the Parties, WDC shall cause the Transferor WDC Non-U.S. Savings Plans to transfer (and Spinco shall, or shall cause the appropriate member of the Spinco Group to, cause the Spinco Non-U.S. Savings Plans to accept a transfer of) (i) Liabilities in respect of the obligations to or otherwise in respect of Spinco Employees under the Transferor WDC Non-U.S. Savings Plans and (ii) any assets held by or on behalf of WDC that correspond to the Liabilities so transferred. Except as otherwise agreed by the Parties, such transfer shall be effected in accordance with applicable Law and local custom and practice.

(c) Notwithstanding anything set forth in Section 3.2(b) and subject to any applicable Law, Collective Bargaining Agreement or transition services agreement among the Parties, effective as of the Separation Time, Spinco shall, or shall cause the appropriate member of the Spinco Group to, assume sponsorship of, and shall assume all assets and benefit Liabilities relating to any WDC Non-U.S. Savings Plan set forth on Schedule 3.2(c) hereto, in which all or a majority of the participants immediately prior to the Separation Time are Spinco Employees (each, a “Transferred WDC Non-U.S. Savings Plan”).

(d) Spinco shall, or shall cause the appropriate member of the Spinco Group to be responsible for any and all Liabilities relating solely to Spinco Employees with respect to the Spinco Non-U.S. Savings Plans and any Transferred WDC Non-U.S. Savings Plans (other than Liabilities for benefit payments arising prior to the Distribution Date, Liabilities thereunder arising out of, relating to or resulting from any violation of applicable Laws or Collective Bargaining Agreement by any member of the WDC Group).

(e) Except as specifically provided in this Section 3.2, no member of the Spinco Group shall have any Liability with respect to any WDC Non-U.S. Savings Plan or other WDC Benefit Arrangement that is a defined contribution retirement plan.

(f) WDC shall retain all accounts and all assets and Liabilities relating to the WDC Non-U.S. Savings Plans in respect of each participant other than a Spinco Employee.

ARTICLE IV

HEALTH AND WELFARE PLANS

SECTION 4.1 Health and Welfare Plan Participation.

(a) Subject to any Collective Bargaining Agreement and applicable Law or unless otherwise agreed upon by the Parties, including pursuant to any transition services agreement, effective as of the Separation Time, the active participation of each Spinco Employee who is a participant in a WDC Welfare Plan shall automatically cease and no Spinco Employee shall thereafter accrue any benefits under any such WDC Welfare Plan.

(b) With respect to each WDC Welfare Plan listed on Schedule 4.1(b) hereto (collectively, the “Retained Welfare Plans”), Spinco shall, or shall cause a member of the Spinco Group to, use commercially reasonable efforts to establish or maintain one or more Spinco Welfare Plans in which each Spinco Employee who participated in such Retained Welfare Plan immediately prior to the Separation Time will be eligible to participate as of the Separation Time, with terms substantially comparable in the aggregate to the terms of the applicable WDC Welfare Plan as in effect immediately prior to the Separation Time, except as otherwise required by an applicable Collective Bargaining Agreement or applicable Law. Spinco shall, or shall cause the appropriate member of the Spinco Group to use commercially reasonable efforts to cause (i) all pre-existing condition exclusions and actively-at-work requirements of each Spinco Welfare Plan to be waived for such Spinco Employees and their covered dependents to the extent such provisions were already satisfied by such Spinco Employee under the applicable Retained Welfare Plan, and (ii) any eligible expenses incurred by such Spinco Employees their covered dependents during the portion of the plan year of the Retained Welfare Plan ending on the date such Spinco Employee’s participation in the corresponding Spinco Welfare Plan begins to be taken into account under such Spinco Welfare Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Spinco Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with the Spinco Welfare Plan.

(c) Subject to applicable Law and any Collective Bargaining Agreement or transition services agreement among the Parties, effective as of the Separation Time, Spinco or the appropriate Spinco Group member shall assume sponsorship of, and shall assume all assets and Liabilities relating to, each WDC Welfare Plan set forth on Schedule 4.1(c) hereto, in which all or a majority of the participants immediately prior to the Separation Time are Spinco Employees (each, a “Rollover Welfare Plan”); provided that if any such Rollover Welfare Plan is a self-insured, the WDC Group shall provide a summary of the associated assets and Liabilities for such plan as of a date no more than thirty (30) days prior to the Separation Date.

SECTION 4.2 Certain Liabilities.

(a) With respect to employee welfare and fringe benefits, (i) WDC shall fully perform, pay and discharge, under the WDC Welfare Plans, all claims of Spinco Employees that are incurred but not paid prior to or as of the Distribution Date and (ii) Spinco shall, or shall cause the appropriate member of the Spinco Group to fully perform, pay and discharge, under the Spinco Welfare Plans, after the Distribution Date, all claims of Spinco Employees that are incurred after the Distribution Date under the applicable Spinco Benefit Arrangement.

(b) For purposes of this Section 4.2, a claim or Liability is deemed to be incurred (i) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability, (ii) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability and (iii) with respect to disability benefits, upon the first date of the event resulting in the individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability.

SECTION 4.3 Time-Off Benefits.

(a) To the extent any Spinco Employee is required, under any Collective Bargaining Agreement or by applicable Law, to be paid in connection with the transfer of employment with the Spinco Group or the Distribution for any vacation time, paid time off and other time-off benefits as such Spinco Employee had with the WDC Group as of immediately before the Spinco Transfer Date, WDC shall, or shall cause another member of the WDC Group to, (i) pay such Spinco Employee the amounts owed and the associated Employment Taxes, unless as otherwise agreed between the Spinco Employee and WDC, or another member of the WDC Group, as applicable and in accordance with applicable Law, and (ii) subject to the following sentence, retain all Liabilities with respect to such amounts, including with respect to Tax withholding, reporting, remitting or payment obligations or any regulatory filing obligation in connection therewith.

(b) Unless otherwise required by Section 4.3(a), (A) Spinco shall, or shall cause the appropriate member of the Spinco Group to credit each Spinco Employee as of the Spinco Transfer Date with the amount of accrued but unused vacation time, paid time off and other time-off benefits as such Spinco Employee had with the WDC Group as of immediately before the Spinco Transfer Date, (B) Spinco shall, or shall cause the appropriate member of the Spinco Group to cause each Spinco Employee to be eligible to use any accrued but unused vacation time, paid time off and other time-off benefits as such Spinco Employee had with the WDC Group as of immediately before the Spinco Transfer Date, (C) to the extent in excess of the amount that would have been available to the Spinco Employee had the Spinco Employee’s service with the WDC Group been treated as service with the Spinco Group, Spinco shall, or shall cause the appropriate member of the Spinco Group to pay any Spinco Employee for any excess amount of vacation time, paid time off and other time-off benefits not used in accordance with the foregoing clause (B), subject to applicable Law, and (D) as of the Spinco Transfer Date, each Spinco Employee shall be subject to Spinco’s or the appropriate member of the Spinco Group’s vacation policy (prorated as of the Spinco Transfer Date) for the year in which the Spinco Transfer Date occurs, subject to applicable Law and any Collective Bargaining Agreement; provided, however, that Spinco shall provide Spinco Employees with credit for employment service with the WDC Group for purposes of determining each Spinco Employee’s eligibility for and future accruals of vacation days under the Spinco’s or the appropriate member of the Spinco Group’s vacation policy; and provided further, that such service shall not be recognized to the extent such recognition would result in the duplication of benefits under any Spinco Group policies. Subject to Section 4.3(a), time-off benefits for Spinco Employees will be fully equivalent to those provided by the Spinco Group to similarly situated employees of the Spinco Group in the applicable jurisdiction as of the date hereof.

(c) To the extent any WDC Employee is required, under any Collective Bargaining Agreement or by applicable Law, to be paid in connection with the transfer of employment with the WDC Group or the Distribution for any vacation time, paid time off and other time-off benefits as such WDC Employee had with the Spinco Group as of immediately before the WDC Transfer Date, Spinco shall, or shall cause another member of the Spinco Group to, comply with such requirements in the same manner and subject to the same requirements as set forth in Sections 4.3(a) and (b) above with respect to Spinco Employees.

ARTICLE V

EXECUTIVE BENEFIT PLANS

SECTION 5.1 Non-Qualified Deferred Compensation Plans.

(a) Effective as of the earlier to occur of (i) the Separation Time and (ii) January 1, 2025 (such earlier date, the “WDC NQDC Plan Withdrawal Date”), the active participation of each Spinco Employee and Spinco Director who is a participant in the WDC NQDC Plan shall automatically cease and no Spinco Employee or Spinco Director shall thereafter accrue any benefits as an active participant under any such WDC NQDC Plan; provided that all accounts of Spinco Employees and Spinco Directors maintained under the WDC NQDC Plan as of the WDC NQDC Plan Withdrawal Date and all deferral elections made prior thereto shall at all times from and following the WDC NQDC Plan Withdrawal Date remain (i) under the WDC NQDC Plan and (ii) the sole obligation and liability of WDC and its Affiliates following the WDC NQDC Plan Withdrawal Date (including, but not limited to, all deferral elections made by Spinco Employees relating to their first half of fiscal 2025 bonuses).

(b) Unless otherwise agreed upon by the Parties, effective as of January 1, 2025, Spinco shall cause a member of the Spinco Group to have adopted a non-qualified deferred compensation plan (the “Spinco NQDC Plan”) in which each Spinco Employee, Spinco Director and Dual-Service Director who participated in the WDC NQDC Plan immediately prior to January 1, 2025 will be eligible to participate as of January 1, 2025, with terms consistent with then-prevailing market terms for similarly-situated companies, except as otherwise required by the terms of an applicable Collective Bargaining Agreement or applicable Law. The Spinco NQDC Plan and all accounts of Spinco Employees, Spinco Directors and Dual-Service Directors maintained thereunder shall at all times be the Spinco Group’s sole responsibility and no member of the WDC Group shall have any obligation or liability with respect thereto.

(c) Spinco shall provide data and Information on participants in the WDC NQDC Plan (to the extent permitted by applicable Laws and consistent with Section 8.1) to WDC, including census information and employment termination dates for Spinco Employees who participate in the WDC NQDC Plan, for the purpose of administering the WDC NQDC Plan.

(d) WDC shall, and shall cause each member of the WDC Group to use commercially reasonable efforts to, provide each Spinco Employee or Spinco Director who has an account maintained under the WDC NQDC Plan following the WDC NQDC Plan Withdrawal Date with access to any account information, materials, or website access provided by Newport (or any successor third-party administrator) to the same extent such information, materials or website access is provided to active participants under the WDC NQDC Plan.

ARTICLE VI

TREATMENT OF WDC EQUITY AND LTI CASH AWARDS

SECTION 6.1 Treatment of WDC RSU Awards.

(a) Post-Separation WDC RSU Awards. Each WDC RSU Award that is outstanding immediately prior to the Separation Time and held by a WDC Employee, Former WDC Employee, or WDC Director shall be adjusted, effective as of the Separation Time (and shall thereafter be referred to as a Post-Separation WDC RSU Award), as follows:

(i) The number of shares of WDC Common Stock subject to each Post-Separation WDC RSU Award shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of WDC Common Stock subject to the Post-Separation WDC RSU Award’s corresponding WDC RSU Award immediately prior to the Separation Time and (B) the greater of 1 and the WDC Ratio.

(ii) Each Post-Separation WDC RSU Award shall remain outstanding under the applicable WDC Equity Incentive Plan and be subject to the same terms, vesting conditions, settlement dates and method of settlement and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding WDC RSU Award; provided, however, that certain restrictions and/or different terms may be imposed on any such Post-Separation WDC RSU Award after the Separation Time if necessary and appropriate to comply with applicable Law and/or to avoid undue cost or administrative burden.

(b) Spinco RSU Awards. Except as set forth in Section 6.1(c), each WDC RSU Award that is outstanding immediately prior to the Separation Time and held by a Spinco Employee or Spinco Director shall be assumed and adjusted, in each case, effective as of the Separation Time (and shall thereafter be referred to as a Spinco RSU Award), as follows:

(i) The number of shares of Spinco Common Stock subject to each Spinco RSU Award shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of WDC Common Stock subject to the Spinco RSU Award’s corresponding WDC RSU Award immediately prior to the Separation Time and (B) the greater of 1/3 and the Spinco Ratio.

(ii) Each Spinco RSU Award shall be assumed under the applicable Spinco Equity Incentive Plan and remain subject to the same terms, vesting conditions, settlement dates and method of settlement and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding WDC RSU Award;

provided, however, that certain restrictions and/or different terms may be imposed on any such Spinco RSU Award after the Separation Time if necessary and appropriate to comply with applicable Law and/or to avoid undue cost or administrative burden.

(c) Basket RSU Awards. Each WDC RSU Award that is outstanding immediately prior to the Separation Time and held by a Dual-Service Director or a VP+ Spinco Employee (other than any VP+ Spinco Employee who resides in an Excluded Jurisdiction) shall be converted, as of the Separation Time, into both a Post-Separation WDC RSU Award (which shall remain outstanding under the applicable WDC Equity Incentive Plan) and a Spinco RSU Award (which shall be assumed by Spinco or any member of the Spinco Group under a Spinco Equity Incentive Plan). Each such award shall be subject to the same terms and conditions (including with respect to vesting conditions, settlement dates and method of settlement) after the Separation Time as the terms and conditions applicable to the corresponding WDC RSU Award immediately prior to the Separation Time; provided, however, that certain restrictions may be imposed on any such Post-Separation WDC RSU Award or Spinco RSU Award after the Separation Time if necessary and appropriate to comply with applicable Law; and further provided, however, that from and after the Separation Time:

(i) the number of shares of WDC Common Stock subject to the Post-Separation WDC RSU Award shall be equal to the number of shares of WDC Common Stock subject to the Post-Separation WDC RSU Award’s corresponding WDC RSU Award immediately prior to the Separation Time; and

(ii) the number of shares of Spinco Common Stock subject to the Spinco RSU Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of shares of WDC Common Stock subject to the Spinco RSU Award’s corresponding WDC RSU Award immediately prior to the Separation Time by (y) the number of shares of Spinco Common Stock an individual holder of WDC Common Stock as of immediately prior to the Distribution Date will receive with respect to one (1) share of WDC Common Stock in the Distribution pursuant to Section 3.1(a) of the Separation Agreement.

SECTION 6.2 Treatment of WDC PSU Awards

(a) Post-Separation WDC PSU Awards. Each WDC PSU Award that is outstanding immediately prior to the Separation Time and held by a WDC Employee or Former WDC Employee shall be adjusted, effective as of the Separation Time (and shall thereafter be referred to as a Post-Separation WDC PSU Award), as follows:

(i) The number of shares of WDC Common Stock subject to each Post-Separation WDC PSU Award shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of WDC Common Stock subject to the Post-Separation WDC PSU Award’s corresponding WDC PSU Award immediately prior to the Separation Time and (B) the greater of 1 and the WDC Ratio.

(ii) Each Post-Separation WDC PSU Award shall remain outstanding under the applicable WDC Equity Incentive Plan and be subject to the same terms, vesting conditions, settlement dates and method of settlement and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding WDC PSU Award; provided, however, that certain restrictions may be imposed on any such Post-Separation WDC PSU Award after the Separation Time if necessary and appropriate to comply with applicable Law; and further provided, however, that the performance measures applicable to the Post-Separation WDC PSU Award shall be the same as those applicable to the corresponding WDC PSU Award immediately prior to the Separation Time, except as otherwise provided in writing by the WDC Board or the Compensation and Talent Committee or other applicable committee thereof, as applicable, in their sole discretion; and further provided, however, that the performance measures applicable to the Post-Separation WDC PSU Award with respect to fiscal year 2025 shall be deemed achieved at target performance to the extent necessary and appropriate to avoid distortions associated with the Separation as determined in writing by the WDC Board or the Compensation and Talent Committee or other applicable committee thereof, as applicable, in their sole discretion.

(b) Basket Converted PSU Awards. Each WDC PSU Award that is outstanding immediately prior to the Separation Time and held by a Spinco Employee (other than a Spinco Employee who resides in an Excluded Jurisdiction) shall be converted and adjusted, in each case, effective as of the Separation Time, into both a time-based restricted stock unit award which shall remain outstanding under the applicable WDC Equity Incentive Plan (and shall thereafter be referred to as a Post-Separation WDC Converted PSU Award) and a time-based restricted stock unit award which shall be assumed by Spinco or any member of the Spinco Group under a Spinco Equity Incentive Plan (and shall thereafter be referred to as a Spinco Converted PSU Award). Each such award shall be subject to substantially the same terms and conditions (including with respect to vesting conditions, settlement dates and method of settlement) after the Separation Time as the terms and conditions applicable to the corresponding WDC PSU Award immediately prior to the Separation Time, but excluding any performance-based vesting conditions that were applicable to the WDC PSU Award immediately prior to the Separation Time; provided, however, that certain restrictions may be imposed on any such Post-Separation WDC Converted PSU Award or Spinco Converted PSU Award after the Separation Time if necessary and appropriate to comply with applicable Law; and further provided, however, that from and after the Separation Time:

(i) The number of shares of WDC Common Stock subject to the WDC PSU Award shall be adjusted effective as of immediately prior to the Separation Time (and contingent upon the Separation) such that performance measures applicable to the WDC PSU Award with respect to any completed performance periods as of the Separation Time shall be achieved at actual performance, performance measures applicable to the WDC PSU Award with respect to any performance periods not yet completed as of the Separation Time shall be deemed achieved at target performance, and any modifiers applicable to the WDC PSU Award shall be pro-rated through the most recent fiscal year, in each case, as may be determined by the WDC Board or the Compensation and Talent Committee or other applicable committee thereof, as applicable, in their sole discretion.

(ii) The number of shares of WDC Common Stock subject to the Post-Separation WDC Converted PSU Award shall be equal to the adjusted number of shares of WDC Common Stock subject to the Spinco Converted PSU Award’s corresponding WDC PSU Award immediately prior to the Separation Time (as determined in accordance with Section 6.2(b)(i) above).

(iii) The number of shares of Spinco Common Stock subject to the Spinco Converted PSU Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the adjusted number of shares of WDC Common Stock subject to the corresponding WDC PSU Award immediately prior to the Separation Time (as determined in accordance with Section 6.2(b)(i) above) by (y) the number of shares of Spinco Common Stock an individual holder of WDC Common Stock as of immediately prior to the Distribution Date will receive with respect to one (1) share of WDC Common Stock in the Distribution pursuant to Section 3.1(a) of the Separation Agreement.

(c) Spinco Converted PSU Awards in Excluded Jurisdictions. Each WDC PSU Award that is outstanding immediately prior to the Separation Time and held by a Spinco Employee who resides in an Excluded Jurisdiction shall be converted into a time-based restricted stock unit award, assumed, and adjusted, in each case, effective as of the Separation Time (and shall thereafter be referred to as a Spinco Converted PSU Award), as follows:

(i) The number of shares of WDC Common Stock subject to the WDC PSU Award shall be adjusted effective as of immediately prior to the Separation Time (and contingent upon the Separation) such that performance measures applicable to the WDC PSU Award with respect to any completed performance periods as of the Separation Time shall be achieved at actual performance, performance measures applicable to the WDC PSU Award with respect to any performance periods not yet completed as of the Separation Time shall be deemed achieved at target performance, and any modifiers applicable to the WDC PSU Award shall be pro-rated through the most recent fiscal year, in each case, as may be determined by the WDC Board or the Compensation and Talent Committee or other applicable committee thereof, as applicable, in their sole discretion.

(ii) The number of shares of Spinco Common Stock subject to each Spinco Converted PSU Award (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (A) the adjusted number of shares of WDC Common Stock subject to the Spinco Converted PSU Award’s corresponding WDC PSU Award immediately prior to the Separation Time (as determined in accordance with Section 6.2(c)(i) above) by (B) the greater of 1/3 and the Spinco Ratio.

(iii) Each Spinco Converted PSU Award shall be assumed under the applicable Spinco Equity Incentive Plan and remain subject to substantially the same terms and conditions (including with respect to vesting conditions, settlement dates and method of settlement) after the Separation Time as the terms and conditions applicable to the corresponding WDC PSU Award immediately prior to the Separation Time, but excluding any performance-based vesting conditions that were applicable to the WDC PSU Award immediately prior to the Separation Time; provided, however, that certain restrictions and/or different terms may be imposed on any such Spinco Converted PSU Award after the Separation Time if necessary and appropriate to comply with applicable Law and/or to avoid undue cost or administrative burden.

SECTION 6.3 Treatment of WDC DSU Awards.

(a) Post-Separation WDC DSU Awards. Each WDC DSU Award that is outstanding immediately prior to the Separation Time shall be adjusted, effective as of the Separation Time (and shall thereafter be referred to as a Post-Separation WDC DSU Award), as follows:

(i) The number of shares of WDC Common Stock subject to each Post-Separation WDC DSU Award shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of WDC Common Stock subject to the Post-Separation WDC DSU Award’s corresponding WDC DSU Award immediately prior to the Separation Time by (B) the greater of 1 and the WDC Ratio.

(ii) Each Post-Separation WDC DSU Award shall remain outstanding under the applicable WDC Equity Incentive Plan and be subject to the same terms, vesting conditions, settlement dates and method of settlement and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding WDC DSU Award; provided, however, that certain restrictions may be imposed on any such Post-Separation WDC DSU Award after the Separation Time if necessary and appropriate to comply with applicable Law.

SECTION 6.4 Treatment of WDC LTI Cash Awards.

(a) WDC LTI Cash Awards. Each WDC LTI Cash Award that is outstanding immediately prior to the Separation Time and held by a WDC Employee, Former WDC Employee, WDC Director or Former WDC Director shall remain outstanding without any adjustment thereto.

(b) Spinco LTI Cash Awards. Each WDC LTI Cash Award that is outstanding immediately prior to the Separation Time and held by a Spinco Employee or Spinco Director shall be converted into a Spinco LTI Cash Award, effective as of the Separation Time (and shall thereafter be referred to as a Spinco LTI Cash Award). Each Spinco LTI Cash Award shall be subject to the same terms, vesting conditions, settlement dates and method of settlement and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding WDC LTI Cash Award; provided, that all payment obligations thereunder shall be assumed by Spinco.

SECTION 6.5 Treatment upon Separation and a Change in Control.

(a) After the Separation Time, for any award adjusted under this Article VI, any reference to a “change in control,” “change of control” or similar definition in an award agreement, severance plan or equity incentive plan applicable to such award (x) with respect to Post-Separation WDC Equity Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable Post-Separation WDC Equity Award agreement, WDC Severance Plan or WDC Equity Incentive Plan, as applicable (a “WDC

Change in Control”), and (y) with respect to Spinco Equity Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable Spinco Equity Award agreement, Spinco Severance Plan or Spinco Equity Incentive Plan, as applicable (a “Spinco Change in Control”).

(b) Neither the Separation, the Distribution nor any employment transfer described herein shall constitute a termination of employment or service for purposes of any WDC Equity Award, Post-Separation WDC Equity Award or Spinco Equity Award, as applicable. In addition, an individual’s continuous employment or service with the Spinco Group shall be treated as continuous employment or service with the WDC Group with respect to any Post-Separation WDC Equity Award held by a VP+ Spinco Employee. Further, if the original WDC Equity Award held by a VP+ Spinco Employee was subject, as of immediately prior to the Distribution, to accelerated vesting provisions (i) by reference to a termination of employment or service with the WDC Group and/or (ii) in connection with a WDC Change in Control, in each case, as set forth in the applicable WDC Severance Plan, then the corresponding Post-Separation WDC Equity Award and Spinco Equity Award held by such VP+ Spinco Employee shall be subject to the same vesting acceleration provisions upon his or her termination of employment or service with the relevant member of the Spinco Group and/or in connection with a Spinco Change in Control, in each case, as shall be set forth in the applicable Spinco Severance Plan; provided that in no event shall the treatment of the Post-Separation WDC Equity Awards be more favorable under the applicable Spinco Severance Plan than the treatment that would have been provided under the applicable WDC Severance Plan prior to the Separation Time.

(c) Notwithstanding the foregoing, in the event of a Spinco Change in Control, (i) if any Spinco Equity Award then held by any VP+ Spinco Employee is not assumed or substituted by a successor corporation or a parent or subsidiary thereof (“Successor Corporation”), then each such Spinco Equity Award and corresponding Post-Separation WDC Equity Award (that relates to the same original WDC Equity Award) shall accelerate and vest in its entirety on a date prior to the effective time of such Spinco Change in Control as determined by the administrator of the applicable Spinco Equity Incentive Plan, and (ii) if Spinco Equity Awards are assumed or substituted by a Successor Corporation, then each such Spinco Equity Award and corresponding Post-Separation WDC Equity Award (that relates to the same original WDC Equity Award) shall be subject to the vesting acceleration provisions under the applicable Spinco Severance Plan upon the holder’s termination of employment or service following the Spinco Change in Control. The Spinco Change in Control shall have no impact on any Post-Separation WDC DSU Award.

(d) In the event of a WDC Change in Control (i) any Post-Separation WDC Equity Award then held by any VP+ Spinco Employee shall vest in full and (ii) any Spinco Equity Award then held by any VP+ Spinco Employee shall remain subject to the terms of any Spinco Equity Award agreement, Spinco Severance Plan or Spinco Equity Incentive Plan, as applicable.

SECTION 6.6 Spinco Equity Incentive Plans. Effective as of the Separation Time, Spinco shall have adopted an equity incentive plan and such other plans (the “Spinco Equity Incentive Plans”), which shall permit the grant and issuance of the Spinco Equity Awards denominated in shares of Spinco Common Stock, in addition to the Spinco LTI Cash Awards, as described in this Article VI.

SECTION 6.7 Employee Stock Purchase Plan. Prior to the date hereof, the administrator of the WDC ESPP shall have taken all actions necessary and appropriate, to the extent permissible by applicable Law, and in accordance with such applicable Law: (a) to amend the WDC ESPP, prior to the Distribution Date, such that each Exercise Period that would otherwise be in progress as of immediately prior to the Distribution Date shall be shortened and a new Exercise Date shall be set by the administrator of the WDC ESPP (or its delegee) to occur upon the day that is ten (10) trading days prior to the Distribution Date in accordance with the terms of the WDC ESPP, as of which date the Exercise Period and related Offering Period then in progress will terminate; provided, however, that with respect any Exercise Period commencing on or after December 1, 2024, in the sole discretion of WDC, such Exercise Period may be terminated effective as of the day prior to the Distribution Date, and without setting a new Exercise Date, in which case the payroll deductions credited to the participants’ accounts for that Exercise Period will be returned to them on or as soon as practicable following the Distribution Date in accordance with the terms of the WDC ESPP; (b) to terminate the participation of Spinco Employees in the WDC ESPP effective no later than immediately prior to the Separation Time; and (c) to commence a new Offering Period and payroll deductions and other contributions by WDC Employees as soon as reasonably practicable after the Distribution Date, on such date as may be determined by the administrator of the WDC ESPP. Effective as of or before the Distribution Date, Spinco shall adopt an employee stock purchase plan in a form substantially similar to the WDC ESPP (the “Spinco ESPP”), and the Spinco Employees shall be eligible to participate in the Spinco ESPP effective no later than the Distribution Date, or such other date as may be determined by the administrator of the Spinco ESPP; provided, however, that Spinco may (a) delay implementation of the Spinco ESPP in one or more countries to the extent necessary to complete those actions and undertakings that Spinco, in its sole discretion, determines to be necessary or advisable to comply with applicable Law; or (b) elect to not offer the Spinco ESPP in certain non-U.S. jurisdictions for legal, regulatory or tax issues or requirements and/or to avoid undue cost or administrative burden.

SECTION 6.8 Necessary Actions. The Parties shall, as soon as practicable after the date hereof and in no event later than the Business Day prior to the Distribution Date, take all actions as may be necessary to implement the provisions of this Article VI, including adopting any necessary resolutions and making any required plan amendments and award modifications and obtaining any required consents from Spinco Employees.

SECTION 6.9 Awards Granted in Certain Non-U.S. Jurisdictions. Notwithstanding the foregoing provisions of this Article VI, the provisions of this Article VI may be modified by the Parties to the extent necessary or advisable to address legal, regulatory or tax issues or requirements and/or to avoid undue cost or administrative burden arising out of the application of this Article VI to equity-based incentive compensation awards subject to non-U.S. Laws. For the avoidance of doubt, the Parties may provide for different adjustments with respect to or impose different terms on some or all Spinco Equity Awards or WDC Equity Awards to the extent that the Parties deem such adjustments necessary and appropriate. Any adjustments made by the Parties shall be deemed to have been incorporated by reference herein as if fully set forth above and shall be binding on the Parties and their respective Subsidiaries and Affiliates.

SECTION 6.10 SEC Registration. All shares of Spinco Common Stock to be issued in respect of the Spinco Equity Awards shall be subject to an effective registration statement on Form S-8 (or another appropriate form) maintained by Spinco. Spinco shall use commercially reasonable efforts to keep such registration statement effective (and maintain the current status of the prospectus required thereby) for so long as any such Spinco Equity Awards remain outstanding.

SECTION 6.11 Tax and Regulatory Compliance for Post-Separation WDC Equity Awards. To the extent any member of the Spinco Group is subject to Tax withholding, reporting, remitting or payment obligations or any regulatory filing obligation in connection with the Post-Separation WDC Equity Awards, the Parties agree to cooperate to ensure that such obligations are met and that any Employment Taxes payable by any member of the WDC Group or Spinco Group in connection with such awards shall be paid by WDC. The Parties hereby acknowledge and agree that (i) the members of the WDC Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with the exercise, vesting or settlement of any such Post-Separation WDC Equity Awards, and no member of the Spinco Group shall have any Liability with respect thereto and (ii) Tax deductions relating to the Post-Separation WDC Equity Awards shall be retained by WDC. The obligations of the members of the WDC Group and the Spinco Group to provide Information to the other party in order to allow the administration of the Post-Separation WDC Equity Awards pursuant to this Article VI are set forth in Article VIII.

SECTION 6.12 Compliance. In the event that the treatment specified in this Article VI hereof does not comply with applicable Law or results in adverse Tax consequences to the Parties or any Spinco Employees, the Parties agree to negotiate in good faith alternative treatment or other resolution that complies with applicable Law and does not result in adverse Tax consequences to the Parties or any Spinco Employees, subject to any Party’s obligation to reimburse any other Party as set forth in Section 2.2(d).

ARTICLE VII

ADDITIONAL COMPENSATION MATTERS

SECTION 7.1 Workers’ Compensation Liabilities. Effective as of the Separation Time, Spinco shall assume all Liabilities for Spinco Employees related to any and all workers’ compensation claims and coverage, arising under any law of any state, territory, or possession of the U.S. or the District of Columbia, and arising prior to, at or after the Separation Time, and Spinco shall be fully responsible for the administration of all such claims. If Spinco is unable to assume any such Liability or the administration of any such claim because of the operation of applicable state law or for any other reason, WDC shall retain such Liabilities and Spinco shall reimburse and otherwise fully indemnify WDC for all such Liabilities, including the costs of administering the plans, programs or arrangements under which any such Liabilities have accrued or otherwise arisen.

SECTION 7.2 Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein with respect to the payment of compensation to ensure that the treatment of such compensation does not cause the imposition of a Tax under Section 409A of the Code. In no event, however, will any Party be liable to another in respect of any Taxes imposed under, or any other costs or Liabilities relating to, Section 409A of the Code.

SECTION 7.3 Payroll Matters. In the case of each Spinco Employee, the employer of such individual as of immediately before the Separation Date shall be responsible for paying (and the W-2 and other payroll reporting obligations for) the payroll amount due to such individual for the payroll period (or portion thereof) ending on the Separation Date, unless otherwise agreed to by WDC and Spinco (or the appropriate member of the Spinco Group).

SECTION 7.4 Cash Incentives

(a) Subject to applicable Law, cash incentives payable under the WDC Cash Incentive Plans in respect of the first half of the fiscal year during which the Distribution Date occurs (the “Mid-Year Cash Incentives”) shall be determined as of the Separation Time based on actual performance results and level of performance achieved (or actual commissions earned, as applicable) in respect of the first half of such fiscal year (including, if applicable, the portion of any performance period relating to the first half of such fiscal year) measured against the applicable targets under the applicable WDC Cash Incentive Plan.

(b) To the extent earned in accordance with Section 7.4(a), the Mid-Year Cash Incentives shall be paid to the eligible WDC Employees and Spinco Employees no later than at the time or times WDC otherwise would have paid such Mid-Year Cash Incentives in the ordinary course of business, subject to the terms and conditions of the applicable WDC Cash Incentive Plan (including, to the extent required, the employees’ continued employment with the WDC Group or Spinco Group, as applicable, through the applicable payment date). The WDC Group shall be solely responsible for funding, paying, and discharging all obligations relating to any Mid-Year Cash Incentives that any WDC Employee is eligible to receive under any WDC Cash Incentive Plan, and no member of the Spinco Group shall have any obligations with respect thereto. The Spinco Group shall be solely responsible for funding, paying, and discharging all obligations relating to any Mid-Year Cash Incentives that any Spinco Employee is eligible to receive under any WDC Cash Incentive Plan at the time or times WDC otherwise would have paid such Mid-Year Cash Incentives in the ordinary course of business, and no member of the WDC Group shall have any obligations with respect thereto[; provided, however, that pursuant to the Separation Agreement, WDC shall pay to Spinco (or an appropriate member of the Spinco Group) a cash payment equal to the aggregate Mid-Year Cash Incentives accrued, or expected to accrue, with respect to the Spinco Employees as of the Separation Time, as well as an additional amount equal to the employer portion of Employment Taxes required to be paid with respect to such amount (and Spinco or the appropriate member of the Spinco Group shall timely pay such taxes to the appropriate Governmental Authority).]

(c) Subject to applicable Law, and notwithstanding anything to the contrary herein, cash incentives for Spinco Employees in respect of the second half of the fiscal year during which the Distribution Date occurs (the “Remaining Cash Incentives”) shall accrue at each Spinco Employee’s target incentive award percentage (under the applicable WDC Cash Incentive Plan or otherwise) based on payroll for the portion of the second half of the fiscal year that occurs up to the Separation Time. The Spinco Group shall be solely responsible for funding, paying, and discharging all obligations relating to any Remaining Cash Incentives that any Spinco Employee is eligible to receive (under any Spinco Cash Incentive Plan or otherwise), to the extent earned following the Separation Time, and no member of the WDC Group shall have any obligations with respect thereto[; provided, however, that pursuant to the Separation Agreement, WDC shall pay to Spinco (or an appropriate member of the Spinco Group) a cash payment equal to the aggregate Remaining Cash Incentives accrued, or expected to accrue, with respect to the Spinco Employees as of the Separation Time, as well as an additional amount equal to the employer portion of Employment Taxes required to be paid with respect to such amount (and Spinco or the appropriate member of the Spinco Group shall timely pay such taxes to the appropriate Governmental Authority).]

(d) On or following the Distribution Date, WDC shall determine appropriate performance measures to be used for the remainder of the fiscal year for eligible WDC Employees under the WDC Cash Incentive Plans or such other plans as may be adopted by WDC for the grant of cash incentives to WDC Employees following the Distribution Date.

(e) Effective as of the Separation Time, Spinco (or the appropriate member of the Spinco Group) shall have adopted a cash incentive plan and such other plans (the “Spinco Cash Incentive Plans”), which shall permit the grant of cash incentives to Spinco Employees following the Distribution Date with terms substantially comparable to the terms of the WDC Cash Incentive Plans as in effect immediately prior to the Separation Time. Further, at any time following the Distribution Date, Spinco (or the appropriate member of the Spinco Group) shall determine, in compliance with applicable Law and any applicable Collective Bargaining Agreement, those Spinco Cash Incentive Plans in which the Spinco Employees will be eligible to participate and appropriate performance measures to be used for the remainder of the fiscal year during which the Distribution Date occurs.

SECTION 7.5 Severance Plans

(a) Effective as of the Separation Time, Spinco (or the appropriate member of the Spinco Group) shall have adopted a severance plan and such other plans (the “Spinco Severance Plans”) for the benefit of eligible Spinco Employees containing terms substantially similar to those set forth in the WDC Severance Plans. Further, following the Separation Time, Spinco (or the appropriate member of the Spinco Group) shall determine, in compliance with applicable Law and any applicable Collective Bargaining Agreement, those Spinco Severance Plans in which the Spinco Employees will be eligible to participate.

(b) Following the Separation Time, the WDC Group shall be solely responsible for funding, paying and discharging all obligations relating to any severance benefits that any WDC Employee or Former WDC Employee is eligible to receive under any WDC Severance Plan and no member of the Spinco Group shall have any obligations with respect thereto. Further, following the Separation Time, the Spinco Group shall be solely responsible for funding, paying and discharging all obligations relating to any severance benefits that any Spinco Employee is eligible to receive under any Spinco Severance Plan and no member of the WDC Group shall have any obligations with respect thereto.

(c) The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall constitute a “change in control,” “change of control” or similar term, as applicable, within the meaning of any WDC Benefit Arrangement or Spinco Benefit Arrangement relating to severance benefits, including under any WDC Severance Plan or Spinco Severance Plan.

(d) To the extent permitted by applicable Law, it is intended that the WDC Employees and Spinco Employees shall not experience a termination of employment or service solely as a result of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including any employment transfers contemplated by this Agreement. WDC shall cause each WDC Severance Plan to be interpreted and administered consistent with such intent and shall have taken all actions necessary or appropriate prior to the Separation Time to clarify that WDC Employees and Spinco Employees shall not be entitled to any severance payments or benefits under any WDC Severance Plan as a result of such transactions or transfers, as applicable.

SECTION 7.6 Additional Matters. See Schedule 7.6 hereto.

ARTICLE VIII

GENERAL AND ADMINISTRATIVE

SECTION 8.1 Sharing of Information. To the extent permitted by applicable Law and Section 5.3 of the Separation Agreement, WDC and Spinco shall provide to each other and their respective agents and vendors all Information (other than communications, documents and materials subject to any Privilege) as the other may reasonably request to enable the requesting Party to defend or prosecute claims, administer efficiently and accurately each of its Benefit Arrangements (including in connection with audits or other proceedings maintained by any Governmental Authority), to timely and accurately comply with and report under Section 14 of the Securities Exchange Act of 1934, as amended, and the Code, to determine the scope of, as well as fulfill, its obligations under this Agreement, and otherwise to comply with provisions of applicable Law. WDC shall comply with all applicable Privacy Laws and requirements when collecting, processing, sharing and/or transferring information relating to an individual or which on its own or with other information may identify or be used to identify an individual. Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises. Any Information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in Section 6.6 of the Separation Agreement; provided, that, notwithstanding anything in such Section 6.6 and without otherwise limiting the provisions of such Section 6.6, each of the Parties shall comply with any requirement of applicable Law in regard to the confidentiality of the Information (whether relating to employee records or otherwise) that is shared with another Party in accordance with this Section 8.1. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA. The Parties shall use their best efforts to secure Consents from employees, former employees and their respective dependents to the extent required by Law or otherwise to permit the Parties to share Information as contemplated in this Section 8.1. WDC shall indemnify, defend and hold harmless the Spinco Indemnitees for any Losses or Liabilities related to or resulting from the failure by any member of the WDC Group to provide timely and accurate Information prior to, at or after the Distribution Date in accordance with this Agreement. The Spinco Group shall indemnify, defend and hold harmless the WDC Indemnitees for any Losses or Liabilities related to or resulting from the failure to provide timely and accurate Information by any member of the Spinco Group, following the Distribution Date. Nothing in this Section 8.1 shall be construed to govern any matters of Privilege, which such matters shall be governed by Section 5.3 of the Separation Agreement.

SECTION 8.2 Commercially Reasonable Efforts/Cooperation. (i) Each of the Parties shall use commercially reasonable efforts (subject to, and in accordance with applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by and carry out the intent and purposes of this Agreement, including adopting plans or plan amendments and using commercially reasonable efforts to obtain satisfaction of the conditions precedent to each Party’s obligations hereunder within its reasonable control and to perform all covenants and agreements herein applicable to such Party and (ii) none of the Parties will, without the prior written consent of any other applicable Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. Without limiting the generality of the foregoing provisions of this Section 8.2, (A) where the cooperation of third parties, such as insurers or trustees, would be necessary in order for a Party to completely fulfill its obligations under this Agreement, such Party shall use commercially reasonable efforts to cause such third parties to provide such cooperation, (B) each of the Parties shall cooperate on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the Department of Labor or any other filing, consent or approval with respect to or by a Governmental Authority, (C) each of the Parties shall cooperate in connection with any audits of any Benefit Arrangement or payroll services with respect to which such Party may have Information, (D) each of the Parties shall cooperate in coordinating each of their respective payroll systems and to implement the actions contemplated pursuant to this Agreement, including under Section 6.5, Section 7.3 and Section 7.4, and (E) each of the Parties shall cooperate in good faith in connection with the notification and consultation with works councils, labor unions and other employee representatives of employees of the Spinco Group.

SECTION 8.3 Employer Rights. Without limiting Section 2.7 or Section 2.8 and except as otherwise expressly provided in this Agreement (including Section 2.3), nothing in this Agreement shall prohibit any Party or any of their respective Affiliates from amending, modifying or terminating any of their respective Benefit Arrangements at any time within their sole discretion.

SECTION 8.4 Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such Consent is withheld, the Parties shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.

SECTION 8.5 Access to Employees. On and after the Separation Time, WDC and Spinco shall, and shall cause each of their respective Affiliates to, use their commercially reasonable efforts to make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative Action (other than a legal action between or among any of the Parties) to which any employee, director or Benefit Arrangement of the WDC Group or Spinco Group is a party and which relates in any way to their respective employment or to their respective Benefit Arrangements prior to the Separation Time. The Party to whom an employee is made available in accordance with this Section 8.5 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses.

SECTION 8.6 Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to Spinco Employees under WDC Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding Spinco Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Spinco Employee.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Entire Agreement. This Agreement and the Separation Agreement and the Ancillary Agreements, including any schedules, exhibits and amendments hereto and thereto, and the other agreements and documents referred to herein and therein, shall together constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings, both written and oral, among or between any of the Parties with respect to such subject matter hereof and thereof.

SECTION 9.2 Governing Law. This Agreement and the consummation of the transactions contemplated hereby, and any Action (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement and the consummation of the transactions contemplated hereby, or the negotiation, validity, interpretation, performance, breach or termination of this Agreement and the consummation of the transactions contemplated hereby shall be governed by and construed in accordance with the internal law of the State of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

SECTION 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed; or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission when receipt is confirmed:

(a)	If to WDC:

c/o Western Digital Corporation
[Address]
Attn: [•]
Email: [•]

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue Suite 1400
Palo Alto, CA 94301
Attn: Thomas J. Ivey and Christopher J. Bors
E-mail: thomas.ivey@skadden.com and christopher.bors@skadden.com

(b)	If to Spinco:

c/o Sandisk Corporation
[Address]
Attn: [•]
Email: [•]

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue Suite 1400
Palo Alto, CA 94301
Attn: Thomas J. Ivey and Christopher J. Bors
Email: thomas.ivey@skadden.com and christopher.bors@skadden.com

SECTION 9.4 Amendments and Waivers.

(a) This Agreement may be amended or supplemented in any and all respects and any provision of this Agreement may be waived and any such waiver shall be binding upon a Party, only if such waiver is set forth in a writing executed by such waiving party bound thereby, and any such amendment or supplement shall be effective only if set forth in a writing executed by each of the Parties; and any such waiver, amendment or supplement shall not be applicable or have any effect except in the specific instance in which it is given. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) Notwithstanding the foregoing, no failure on the part of any Party to exercise any power, right, Privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, Privilege or remedy under this Agreement, shall operate as a waiver of such power, right, Privilege or remedy; and no single or partial exercise of any such power, right, Privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, Privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 9.4(a) and shall be effective only to the extent in such writing specifically set forth.

SECTION 9.5 Early Termination. This Agreement shall terminate without further action at any time before the Distribution upon termination of the Separation Agreement. If so terminated, no Party shall have any Liability of any kind to the other Parties or any other Person on account of this Agreement, except as provided in the Separation Agreement, it being understood that this Section 9.5 shall not be deemed to limit or modify the provisions of Section 9.8 of the Separation Agreement (Termination).

SECTION 9.6 No Third-Party Beneficiaries. Except for the provisions of Section 3.1(i) and Section 8.1 with respect to indemnification of Spinco Indemnitees or WDC Indemnitees, as applicable, which are intended to benefit and be enforceable by the Persons specified therein as indemnitees, this Agreement is solely for the benefit of the Parties, and their respective successors and permitted assigns, and is not intended, and shall not be deemed, to (a) be construed as an amendment, waiver, or creation of any agreement of employment with any person, any Employee Benefit Plan or other employee benefit plan, (b) limit in any way the right of the WDC Group, Spinco Group or any of their respective Affiliates, to amend or terminate any Employee Benefit Plan at any time, (c) create any right to employment, continued employment, or any term or condition of employment with the WDC Group, Spinco Group or any of their respective Affiliates, (d) confer on third parties (including any employees of the Parties and their respective Affiliates) any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement, or (e) otherwise create any third-party beneficiary hereto.

SECTION 9.7 Assignability; Binding Effect. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any Party’s rights, interests or obligations hereunder may be assigned or delegated by any such Party, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Parties shall be void and of no effect. Except as set forth in Section 9.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any power, right, Privilege or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

SECTION 9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

At the request of any Party, the other Parties shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a Contract, and each such Party forever waives any such defense.

SECTION 9.10 Dispute Resolution. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby or thereby shall be subject to the dispute resolutions procedures set forth in Sections 8.1 and 9.4 of the Separation Agreement.

SECTION 9.11 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Western Digital Corporation

By:
Name:
Title:

Sandisk Corporation

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]